SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X| Preliminary Proxy Statement            |_|  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(c)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting   Material   Pursuant  to  Rule
                      14a-11c or Rule 14a-12 NATURAL HEALTH
                                  TRENDS CORP.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
         |_|      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14-a6(I)(1), or
                  14a-6(I)(2) or Item 22(a)(2) of Schedule 14A.
         |_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3),
         |x| Fee computed on table below per exchange Act Rules 14a-6(I)(4) and 0-11.
         (1)  Title of each class of securities to which transaction applies:
                    Common
         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:  $2,860,191

         (5)  Total fee paid:  $572.03

         |_|  Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                           NATURAL HEALTH TRENDS CORP.
                              2001 West Sample Road
                             Pompano Beach, FL 33064


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To be Held on __________________, 1998

To the Stockholders of NATURAL HEALTH TRENDS CORP.

         The Annual  Meeting of  Stockholders  of Natural Health Trends Corp., a
Florida      corporation       ("Company"),       will      be      held      at
___________________________________,  on  _____________,  1998, at ____________,
local time, for the following purposes:

         1. To elect a board of five directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

         2. To ratify the selection by the Board of Directors of Feldman Sherb Ehrlich & Co., P.C. to serve as independent auditors for the year ending December 31, 1998;

         3.       To approve the Company's 1998 Stock Option Plan;

         4. To approve the sale of the Company's three vocational schools and certain related businesses to Florida College of Natural Health, Inc., a Florida corporation controlled by Neal R. Heller, the Company's President, Chief Executive Officer, a director and principal stockholder and his wife, Elizabeth
S. Heller, the Company's Secretary, Treasurer, a director and principal stockholder for a purchase price of $1,800,000 in cash and certain additional consideration as described herein;

         5. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, $0.001 par value per share, from 5,000,000 to 50,000,000;

         6. To ratify the conversion of 4,000 shares of Series C Preferred Stock issued in the Company's April 1998 private placement into shares of Common Stock pursuant to the terms of such Preferred Stock to the extent that the number of shares of Common Stock issuable upon such conversion exceeds 191,902 (the number of shares equal to 20% of the Company's outstanding Common Stock outstanding on April 8, 1998, the date of the closing of the private placement); and

         7. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Management is aware of no other business which will come before the meeting.

         The Board of Directors has fixed the close of business on ________________, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                       By Order of the Board of Directors,



                        Neal R. Heller, President and Chief Executive Officer

Pompano Beach, Florida
_________________, 1998

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                           NATURAL HEALTH TRENDS CORP.
                              2001 West Sample Road
                             Pompano Beach, FL 33064



                                 PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS

                            ___________________, 1998

                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Natural Health Trends Corp., a Florida corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on _____________________, 1998 (the "Meeting"), at 2:00
P.M.,  local  time,  at   ____________________________,   Florida,  and  at  any
adjournments thereof.

         A form of proxy is enclosed for use at the Meeting. The proxy may be revoked by a stockholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary before the Meeting, and any stockholder present at the Meeting may revoke his or her proxy thereat and vote in person if he or she desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted (i) for the election of the nominees for director named in this Proxy Statement, (ii) for ratification of the selection by the Board of Directors of Feldman Sherb Ehrlich & Co., P.C. to serve as independent auditors for the year ending December 31, 1998, (iii) for the approval of the Company's 1998 Stock Option Plan; (iv) for the approval of the sale of the Company's three vocational schools to Florida College of Natural Health, Inc.; (v) for the approval of an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of the Company's authorized shares of Common Stock from 5,000,000 to 50,000,000; (vi) to ratify the conversion of 4,000 shares of Series C Preferred Stock issued in the Company's April 1998 private placement into shares of Common Stock pursuant to the terms of such Preferred Stock to the extent that the number of shares of Common Stock issuable upon such conversion exceeds 191,902 (the number of shares equal to 20% of the Company's outstanding Common Stock on April 8, 1998, the date of the closing of the private placement); and (vii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Meeting and any adjournments thereof.

         The cost for soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telefax or cable by personnel of the Company who will not receive any additional compensation for such solicitation. The Company may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about __________, 1998

         The close of business on __________, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. On that date there were ________ shares of common stock, par value $.001 per share, of the Company ("Common Stock") outstanding. Each share entitles the holder thereof to one vote and a vote of a majority of the shares present, or represented, and entitled to vote at the Meeting is required to approve each proposal to be acted upon at the Meeting, except that the vote of a majority of the shares outstanding shall be required to approve Proposal No. 4. The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments thereof.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The by-laws of the Company give the Board of Directors the authority to determine the number of directors who shall constitute the full Board, which currently consists of five directors. All directors will be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The five nominees for election to the Board of Directors who receive the greatest number of votes cast at the Meeting will be elected to the Board of Directors.

         The nominees for election as directors are Sir Brian Wolfson, Neal R. Heller, Elizabeth S. Heller, Martin C. Licht and Dirk D. Goldwasser. Of the current directors, only Arthur Keiser is not standing for reelection. If any nominee becomes unable or unwilling to serve, the persons named as proxies will have discretionary authority to vote for a substitute. To the best of the Company's knowledge, all the nominees will be available to serve. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted FOR each of the nominees.

         The following is a brief summary of the background of each nominee:

         Sir Brian Wolfson has served as Chairman and a director of the Company since July 1997 and Chief Executive Officer and Chairman of the Board of Directors of Global Health Alternatives, Inc. ("GHA") since its inception in October 1995. Prior to co-founding GHA in October 1995, Sir Brian served as Chairman of Wembley, PLC from 1986 to 1995. Sir Brian is currently a director of Fruit of the Loom, Inc., Kepner-Tregoe, Inc., Playboy Enterprises, Inc., and Autotote Corporation, Inc.

         Neal R. Heller has been the President, Chief Executive Officer and a director of the Company since its inception in 1988. Mr. Heller is an attorney and has been admitted to practice in the State of Florida since 1985. Mr. Heller earned a Bachelor of Arts degree from the University of Miami in 1982 and a Juris Doctor degree from Nova University in 1985. On December 18, 1990, Mr. Heller filed a voluntary petition under Chapter 7, Title 11 of the United States Code, in the United States Bankruptcy Court for the Southern District of Florida. The Bankruptcy Court entered an Order of Discharge of Debtor on
April 5, 1991. Mr. Heller currently serves as President of the Broward Association of Career Schools and is the treasurer and a member of the Board of Directors of the Florida Association of Post-Secondary Schools and Colleges. Mr. Heller is the husband of Elizabeth S. Heller.

         Elizabeth S. Heller has been Secretary and a director of the Company since its inception in 1988. Mrs. Heller earned a Bachelor of Arts degree from the University of Miami in 1983. Mrs. Heller is the wife of Neal R. Heller.

         Martin C. Licht has been a practicing attorney since 1967 and has been a partner of the law firm of McLaughlin & Stern, LLP since January 1998. Mr. Licht became a director of the Company in July 1995. Mr. Licht is also a director of Cable & Co. Worldwide, Inc., a publicly traded company, which imports and markets footwear on a wholesale basis.

         Dirk D. Goldwasser, 38, has been a consultant/trader with Filin Corp. from August 1996 to the present. From June 1994 to July 1996 he was a vice president with Bankers Trust Securities Company. From December 1993 to June 1994 he was an associate with Oppenheimer and Co. From 1988 to 1994, he was director of sales for Galbreath Asset Advisors/Loews Organization.

Board Meetings and Committees

         Historically, the Company has had standing Compensation, Audit, and Nominating Committees (all of which were comprised of Mr. Keiser and Mr. Licht) which perform the functions described below. At present directors are not compensated for committee meetings.

         The function of the Compensation Committee is to make recommendations to the Board of Directors with respect to compensation and benefit programs for officers and directors of the Company.

         The function of the Audit Committee is to review the financial affairs and internal controls of the Company, to recommend each year to the Board of Directors independent auditors to audit the annual financial statements of the Company, to meet with the Company's auditors, to review the scope of the audit plan, to discuss with the auditors the results of the Company's annual audit and any related matters, and to review transactions posing a potential conflict of interest among the Company and its directors, officers and affiliates.

         The function of the Nominating Committee is to make recommendations to the Board of Directors with respect to the executive officers and directors of the Company.

         Assuming the foregoing nominees are elected to serve as Directors, the Board intends to nominate Messrs. Licht and Goldwasser to serve on the foregoing committees.

         During the year ended December 31, 1997, the Board of Directors had eight meetings. The Committees did not meet in 1997. Each director attended at least 75% of the meetings of the Board of Directors and the committees of which such director is a member.

Executive Compensation.

Summary Compensation Table

         The   following   table   provides  a  summary  of  cash  and  non-cash
compensation for each of the last three fiscal years ended December 31, 1995, 1996, and 1997 with respect to the following officers of the Company:

                                                        Annual Compensation                   Long Term     Compensation
                                                                                               Awards         Payouts
                                                                                              Securities
                                                                 Other          Restricted    Underlying      LTIP       All Other
          Name and                                               Annual        Stock Award(s)   Options       Payouts     Compensa-
     Principal Position         Year  Salary($)  Bonus($)  Compensation ($)(1)         $        SARs(#)         ($)        tion($)
     ------------------         ----  ---------  --------  ------------------- -------------------------       -----      --------
Sir Brian Wolfson, Chairman of
the Board (2)                   1997  $240,000     ----           ----              ----          ----         ----          ----
Neal R. Heller,                 1997   201,500     ----           ----              ----          ----         ----          ----
President and                   1996   162,500     ----           ----              ----          ----         ----          ----
Chief Executive Officer         1995   150,000     ----           ----              ----          ----         ----          ----
Elizabeth S. Heller             1997   141,100     ----           ----              ----          ----         ----          ----
Secretary                       1996   150,000     ----           ----              ----          ----         ----          ----
                                1995   150,000     ----           ----              ----          ----         ----          ----


--------------------------------
(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of each of such individual's total annual salary and bonus.
(2)   Sir Brian Wolfson waived his 1997 salary.


         Options Grants in Last Fiscal Year. The following table sets forth certain information with respect to option grants during the fiscal year ended December 31, 1997 to the named executive officers.

                                                    Percent of Total
                          Number of Securities     Options Granted to
                           Underlying Options      Employees in Fiscal   Exercise or Base Price
         Name                    Granted                  Year                   ($.SH)              Expiration Date
                         -----------------------
Sir Brian Wolfson                         20,000          31.4%                  $ 22.40          July 2007
Neal R. Heller                            10,000          14.7%                    .04            July 2007
Elizabeth S. Heller                       10,000          15.7%                    .04            July 2007





                                       -5-

Year-end Option Table. During the fiscal year ended December 31, 1997, none of the named executive officers exercised any options issued by the Company. The following table sets forth information regarding the stock options held as of December 31, 1997 by the named executive officers.


                           Number of Securities Underlying Unexercised         Value of Unexercised In-the-Money
                                   Options at Fiscal Year-End                      Options at Fiscal Year End
         Name                  Exercisable            Unexercisable            Exercisable            Unexercisable
         ----                  -----------            -------------            -----------            -------------
Sir Brian Wolfson                        0                  20,000                      --                       --
Neal R. Heller                      10,000                       0                  18,750                       --
Elizabeth S. Heller                 10,000                       0                  18,750                       --


Employment Agreements

         The Company has entered into employment agreements with Neal R. Heller and Elizabeth S. Heller, which will expire in December 2001, under which they will be full-time employees and shall receive salaries of $247,000 and $78,000, respectively. Mr. and Mrs. Heller received salaries in 1997 of $201,500 and $141,000, respectively. Each agreement provides that the executive will be eligible to receive short-term incentive bonus compensation if the Company is profitable, the amount of which, if any, will be determined by the Board of Directors based on the executive's performance, contributions to the Company's success and on the Company's ability to pay such incentive compensation. The employment agreements also provide for termination based on death, disability, voluntary resignation or material failure in performance and for severance payments upon termination under certain circumstances. The agreements contain non-competition provisions that will preclude each executive from competing with the Company for a period of two years from the date of termination of employment. Such agreements will be canceled upon the consummation of the sale of the Schools, as set forth in Proposal No.4 of this Proxy Statement.

         Sir Brian Wolfson has fixed-term employment agreement of one year, commencing January 1, 1998, at an annual salary of $50,000.

Directors' Compensation

         Directors of the Company do not receive any fixed compensation for their services as directors. The Company intends to pay each outside director $18,000 per annum and grant each outside director options to purchase 35,000 shares of Common Stock per annum. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with performance of their duties to the Company. The Company did not pay its directors any cash or other form of compensation for acting in such capacity, although directors who were also executive officers of the Company received cash compensation for acting in the capacity of executive officers. See "--

Executive Compensation." No director received any other form of compensation for the fiscal year ended December 31, 1997.

Security Ownership of Certain Beneficial Owners and Management.

         The following table sets forth certain information as to the Common Stock ownership of each of the Company's directors, executive officers, all executive officers and directors as a group, and all persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock.

                                                                 Number of                  Approximate
Name and Address of Beneficial Owner(1)                          Shares(2)          Percentage of Common Stock
---------------------------------------                          ---------          --------------------------
Neal R. Heller and Elizabeth S. Heller
2397 N.W. 64th Street
Boca Raton, FL  33496                                            145,850(3)                    18.7%

Martin C. Licht
Selden Lane
Greenwich, CT 06831                                                1,300(4)                      *

Arthur Keiser
6324 NW 79th Way
Parkland, FL 33067                                                   850(5)                      *

Sir Brian Wolfson
Global Health Alternatives, Inc.
44 Welbeck Street
London, England  W1N7HF                                                0(6)                      *

Azure Limited Partnership I
13 Eagles Nest Drive
La Conner, Washington 98257                                          41,567                    5.5%

Dirk D. Goldwasser
425 East 51st Street
New York, NY  10022                                                   1,125                      *

All Executive Officers and Directors as a
Group
         (5 persons)                                                148,000                    19.0%


         (1) Unless otherwise noted, all persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them.

         (2) The table does not include shares of Common Stock issuable upon the conversion of the Company's Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. Pursuant to the terms of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the holders thereof generally are not entitled to convert such instruments to the extent that such conversion would increase the holders' beneficial ownership of Common Stock to in excess of 4.9%, except in the event of a mandatory conversion. On the date of a mandatory conversion of the Preferred Stock, June 4, 2000 with respect to the Series A Preferred Stock, February 20, 2000 with respect to the Series B Preferred Stock and April 8, 2000 with respect to the Series C Preferred Stock, a change in control of the Company may occur, based upon the number of shares of Common Stock issuable. Unless Proposal No. 6 to this Proxy Statement is approved by the shareholders, the 4,000 outstanding shares of Series C Preferred Stock can only be converted up to a maximum of 191,902 shares of Common Stock. (See Proposal No. 6 hereof).


         (3) Mr. Heller owns 59,350 shares of Common Stock, and Mrs. Heller owns 66,500 shares of Common Stock and each has sole voting and dispositive power with respect to such shares. As they are husband and wife, each may be deemed the beneficial owner of the shares owned by the other. Includes up to 20,000 shares of Common Stock issuable upon the exercise of options held by Mr. and Mrs. Heller.

         (4) Includes presently exercisable options to purchase up to 50 shares of Common Stock held by Mr. Licht.

         (5) Includes presently exercisable options to purchase up to 350 shares of Common Stock held by Mr. Keiser.

         (6) Does not include options to purchase up to 20,000 shares of Common Stock which are not exercisable within 60 days.

* Represents less than 1% of applicable shares of Common Stock outstanding.


Certain Relationships and Related Transactions.

         In connection with the refinancing of property located at 2001 West Sample Rd., Pompano Beach, FL ("Pompano Property") in October, 1997, the Company paid a mortgage loan in the amount of $443,727 ("Prior Mortgage Loan") which encumbered both the Pompano Property and an adjacent parcel of land ("Adjacent Parcel") which was owned by Justin Real Estate Corp. ("Justin"). The capital stock of Justin is owned by Neal R. Heller and Elizabeth S. Heller. Mr. and Mrs. Heller also had guaranteed the Prior Mortgage Loan.

         As of October 1997, the Company had advanced to Mr. and Mrs. Heller $142,442. In October 1997, Mr. and Mrs. Heller advanced the sum of $240,295 on behalf of the Company and the Company advanced $24,412 to Justin. In November, 1997, the Company advanced $53,523 on behalf of Justin. In December 1997, Mr. and Mrs. Heller waived the repayment of the sum of $19,918 from the Company.
As of December 31, 1997, there were no amounts due to the Company from Mr. and Mrs. Heller or Justin and no amounts were due to the Company from Mr. and Mrs. Heller or Justin.

         In connection with the refinancing of the Pompano Property, Neal R. Heller has guaranteed the obligations of the Company pursuant to leases between the Company and its wholly owned subsidiary which owns the Pompano Property.
Mr. Heller has collateralized such guarantee with a $100,000 letter of credit. In addition, Mr. Heller has agreed to indemnify Banc One Mortgage Capital Markets, LLC, the mortgagee of the Pompano Property, in certain limited instances. In July 1997, the Company issued an aggregate of 20,000 options exercisable for a period of 10 years at an exercise price of $.04 per share to Mr. and Mrs. Heller. Martin C. Licht, a director of the Company, was a member of law firms which received $189,452 attributable to 1996 and $153,351 attributable to 1997. In addition, as of December 31, 1997, the Company owed law firms of which Mr. Licht was a member $150,112. In July 1996 the Company borrowed $125,000 from Arthur Keiser, a director of the Company, and repaid such amount plus interest at the rate of 12% per annum in December 1996. In July 1996, in connection with such loan the Company granted Mr. Keiser an option to purchase 250 shares of the Company's Common Stock at an exercise price equal to the fair market value on the date of the grant for a period of five years.

         Finally, see Proposal No.4 hereof regarding the proposed sale of the Schools (as defined herein) to a corporation controlled by Mr. and Mrs. Heller.

         The Board of Directors recommends a vote FOR the foregoing nominees to serve as Directors of the Company.

                                 PROPOSAL NO. 2
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has selected the accounting firm of Feldman Sherb Ehrlich & Co., P.C. to serve as independent auditors of the Company for the year ending December 31, 1998 and proposes the ratification of such decision.

         The Company has been advised by Feldman Sherb Ehrlich & Co., P.C. that neither the firm nor any of their associates has any relationship with the Company or any affiliate of the Company. If the foregoing appointment is rejected, or if Feldman Sherb Ehrlich & Co., P.C. shall decline to act or otherwise become incapable of acting, or if their appointment is otherwise discontinued, the Board of Directors will appoint other independent auditors whose appointment for any period subsequent to the 1998 Annual Meeting of Stockholders shall be subject to approval by the Stockholders at that meeting. Feldman Sherb Ehrlich & Co., P.C. served as the principal independent auditors of the Company for the year ended December 31, 1997. Representatives of Feldman Sherb Ehrlich & Co., P.C. are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions during the Meeting.

         The Board of Directors recommends a vote FOR ratification of the selection of Feldman Sherb Ehrlich & Co., P.C. as the independent auditors for the Company for the year ending December 31, 1998.

                                 PROPOSAL NO. 3
                       APPROVAL OF 1998 STOCK OPTION PLAN



         The 1998  Stock  Option  Plan  ("Plan")  was  adopted  by the  Board of
Directors on May 12, 1998. The Plan provides for the granting of options ("Options") to key employees, including officers, non-employee directors and consultants of the Company and its subsidiaries to purchase up to 200,000 shares of Common Stock which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, ("Code"), or as options which are not intended to meet the requirements of such section ("Nonstatutory Stock Options").

         The Plan provides for its administration by an appointed committee of two disinterested directors which has discretionary authority, subject to certain restrictions, to determine the number of shares of Common Stock issued pursuant to Incentive Stock Options and Nonstatutory Stock Options and the individuals to whom and the conditions at which the exercise price for such options will be granted.

         The exercise price of all options granted under the Plan must be at least equal to the fair market value of such shares of Common Stock on the date of the grant or in the case of Incentive Stock Options granted to the holders of more than ten percent of (i) the Company's shares or (ii) the combined voting power of all classes of stock of any of its subsidiaries, at least 110% of the fair market value of the Common Stock on the date of the grant. The maximum exercise period for which options may be granted is ten years from the date of grant (five years in the case of an Incentive Stock Option granted to an individual owning more than ten percent of (i) the Company's shares or (ii) the combined voting power of all classes of stock of any of its subsidiaries).

Federal Income Tax Consequences

         The following is a summary of the federal income tax consequences under the Code with respect to Incentive Stock Options and Nonstatutory Stock Options.

         If shares are issued to a holder of a Nonstatutory Stock Option under the Plan, (1) no income will be recognized by the holder at the time of grant of the Option; (2) except as stated below, upon exercise of the Option the holder will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares over the Option price; (3) the Company will be entitled to a deduction at the same time and in the same amount as the holder has income under clause (2); and (4) upon a sale of shares so acquired, the holder may have additional short-term or long-term capital gain or loss. If the sale of such shares at a profit would subject a holder to suit under Section 16(b) of the Securities and Exchange Act of 1934, (1) no income will be recognized by the holder at the time of exercise of the Option; (2) at the earlier of (i) six months after such exercise or (ii) the first day on which the sale of such shares at a profit will not subject the holder to Section 16(b) liability, the holder will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the Option price; and (3) the Company will be entitled to a deduction at the same time and in the same amount as the holder has income under clause (2). A holder subject to Section 16(b) liability for such shares may elect, under Section 83(b) of the Code, to recognize taxable ordinary income at the time of exercise of such shares in an amount equal to the excess of the fair market value of the shares at the time of exercise over the Option price.

         If shares are issued to the holder of an Incentive Stock Option under the Plan, (1) no income will be recognized by such holder at the time of the grant of the Option or the transfer of shares to the holder pursuant to his or her exercise of the Option; (2) the difference between the Option price and the fair market value of the shares at the time of exercise will be treated as an item of tax preference to the holder; (3) no deduction will be allowed to the Company for federal tax purposes in connection with the grant or exercise of the Option; and (4) upon a sale or exchange of the shares after the later of (a) one year from the date of transfer of the shares to the original holder, or (b) two years from the date of grant of the Option, any amount realized by the holder in excess of the Option price will be taxed to the holder as a long-term capital gain, and any loss sustained by the holder will be a long-term capital loss. If the shares are disposed of before the holding period requirements described in the preceding sentence are satisfied, then (1) the holder will recognize taxable ordinary income in the year of disposition in an amount determined under the rules of the Code; (2) the Company will be entitled to a deduction for such year in the amount of the ordinary income so recognized; (3) the holder may have additional long-term or short-term capital gain or loss; and (4) the tax preference provision might not be applicable.

         The Board of Directors recommends a vote FOR approval of the 1998 Stock Option Plan.


                                 PROPOSAL NO. 4
                   SALE OF THE COMPANY'S VOCATIONAL SCHOOLS TO
                     FLORIDA COLLEGE OF NATURAL HEALTH, INC.

         The Company's Board of Directors has determined that it is in the Company's best interests to concentrate on developing business of Global Health Alternatives, Inc., its wholly owned subsidiary ("GHA"). GHA's strategy involves identifying natural products that have demonstrable health benefits and can be marketed without prior approval of the United States Food and Drug Administration ("FDA") and to promote and market those products. In addition, the Company intends to acquire existing products and companies which are complementary to the Company's existing products. No assurance can be given that such strategy will render the Company profitable.

         In July 1997 the Company acquired all of the capital stock of GHA in exchange for 145,000 shares of Common Stock, plus a number of additional shares of Common Stock to be determined based upon the operating performance of GHA. In June 1997, GHA commenced marketing Natural Relief 1222(R), a line of topical homeopathic medicines in a patented base of natural ingredients, acquired in May 1997 from Troy Laboratories, Inc. From GHA's inception on August 3, 1993 through June 1997, GHA was primarily engaged in organizational and financing activities, including business and product line acquisitions, and preliminary marketing and distribution activities. GHA's primary focus has been to develop a distribution network for its line of Natural Relief 1222 products. GHA has obtained initial distribution of Natural Relief

1222 in mass channels primarily chain drug stores and health food stores. Other GHA products include the Ellon flower remedies which utilize homeopathic active ingredients in a tincture appropriate for oral consumption or in a topical form without a patented inactive base.

         As part of the Company's shift in emphasis to the sale and marketing of natural health products, the Company closed its natural health care center in Boca Raton, Florida in October, 1997 and the natural health care center in Pompano Beach, Florida in January 1998. The natural health care centers provided multi-disciplinary complementary health care in the areas of alternative and nutritional medicine. In March 1998, the Company sold the assets of The Corporate Body, Inc., which offered on-site massages to businesses.

         Subject to shareholder approval of this Proposal, the Company intends to consummate the sale of the Company's three vocational schools that it operates as a junior college in Orlando, Pompano Beach and Miami, Florida (individually, the "Orlando School," the "Pompano School" and the "Miami School" and collectively, the "Schools") that offer training and preparation for licensing in therapeutic massage and skin care to Florida College of Natural Health, Inc. ("FCNH"). Neal R. Heller, the Company's President, Chief Executive Officer, a principal stockholder and a director, Elizabeth S. Heller, his wife, the Company's secretary, a principal stockholder and a director, are principal shareholders of FCNH. It is currently anticipated that Mr. Arthur Keiser will be a principal shareholder in FCNH.

         The purchase price for the Schools is $1,800,000 in cash. In addition, FCNH has agreed to assume all of the liabilities in connection with the operations of the Schools together with additional liabilities in the aggregate amount of approximately $1,130,000. The Company does not believe that its creditors will release it from such liabilities despite such assumption by FCNH.

         Under current United States Department of Education ("USDOE") regulations, a change in control of the Schools could result in a temporary or a permanent loss of Federal financial aid funds to the Schools' students. In addition, under the regulations of the Florida Department of Education a change of ownership resulting in a change of control may result in the termination of the Schools' licenses. The Schools will also require the approval of the Schools' accrediting commission upon a change of control. Upon the sale of the Schools, there will be a change of control. FCNH intends to apply to the USDOE, the Florida Department of Education and the Schools accrediting commission to continue operating the Schools. Should there be a disruption or termination of the availability of Federal financial aid to the Schools' students or a termination or interruption of the licenses or accreditation of the Schools, there would be a material adverse effect on FCNH, its business and its prospects.

         FCNH is not required to obtain the approval of either the USDOE or the Florida Department of Education as a condition precedent to closing the proposed transaction. No assurances can be given that FCNH will be able to obtain such approvals, if necessary, and that FCNH will have sufficient revenues and cash flow to pay the assumed liabilities. The Company may therefore still be liable for such amounts. The failure of FCNH to pay the assumed liabilities would have a material adverse effect on the Company.

         In connection with the sale of the Schools, Mr. and Mrs. Heller's employment agreements will be canceled, and they will each resign as directors and officers of the Company. Mrs. Heller will also transfer to the Company 78,850 shares of Common Stock and options to purchase 20,000 shares of Common Stock.

         For the year ended December 31, 1997, the Schools generated revenues of approximately $5,900,000, while the sale of health and natural products generated revenues of approximately $1,100,000. Such amounts represent approximately 84% and 16%, respectively, of the Company's consolidated revenues.

Pro Forma Financial Statements

     The Pro Forma Financial Statements of FCNH and the Company commence on page 29.


Product Lines

         GHA has obtained its current product portfolio by acquiring product lines and companies and entering into licensing agreements relating to the marketing and manufacture of its products. GHA has not developed any of its products, and does not maintain a research and development staff or research facilities.

         In October 1996, GHA acquired two natural product lines: Ellon flower essence products and Fruitseng(R) new age beverages. The Ellon products comprise 38 traditional English homeopathic flower remedies and one combination flower remedy. These products are sold principally through natural and health food stores. The Fruitseng line of ginseng-supplemented fruit juice drinks and iced tea drinks was distributed prior to the acquisition through specialty food distributors and mass market beverage distributors. Following the acquisition of the Fruitseng line, GHA elected to develop less capital-intensive products, and Fruitseng is not currently in distribution nor does the Company have any intention of allocating resources to reintroduce the brand.

         In November 1996 GHA entered into an option agreement to acquire all of the capital stock of Natural Health Laboratories, Inc., which held marketing and distribution rights to a line of natural, homeopathic topical medical products utilizing a patented base and marketed under the Natural Relief 1222 trademark. In connection with the acquisition, Natural Health Laboratories, Inc. acquired the rights to the patent from Troy Laboratories, Inc. and H. Edward Troy. Prior to the acquisition, GHA funded the operations of Natural Health Laboratories, Inc. pursuant to the option agreement.

         In April 1998, the Company restructured its agreement with the previous holder of the patented base for Natural Relief 1222. The Company agreed to make certain payments to and on behalf of the previous holders of the patent in settlement of accrued royalties and for the modification of the scheduled royalties. Under the agreement, the Company will pay royalties in connection with the patent equal to 3% of net sales up to $2,000,000, 2% of net sales from $2,000,000 to $4,000,0000 and 1% of net sales thereafter. In the event of a default in the payment of royalties or other payments in connection with the agreement, the patent will revert back to the original holders.

Overview of the Natural Health Product Market

         The Company believes that the market for natural products and supplements is being driven by information in the mass media which continues to highlight problems with the American diet; the fact that American consumers are becoming increasingly disenchanted with and skeptical about many conventional medical approaches to disease treatment; growing consumer interest in and acceptance of natural and alternative therapies and products; and, finally, recent clarifications and changes of food and drug laws that have eased significantly the regulatory burdens associated with the introduction and sale of dietary supplements.

         The Company believes that public awareness of the positive effects of nutritional supplements and natural remedies on health has been heightened by widely publicized reports and medical research findings indicating a correlation between the consumption and use of a wide variety of nutrients and natural remedies and the reduced incidence of certain diseases.

         The Company believes, although there can be no assurance, that the aging of the United States population, together with an increased focus on preventative and alternative health care measures, will continue to fuel increased demand for certain nutritional supplement products and natural remedies. Management also believes that the continuing shift to managed health care delivery systems will place greater emphasis on disease prevention and health maintenance, areas with which natural health products are most identified.

         With respect to the distribution of natural health products, while distribution through small to large sized natural and health food stores remains significant, the bulk of the growth is found in the mass merchandisers and health food chains such as General Nutrition Centers which now represent the majority of sales, and represent the fastest growing channels of distribution.

Products

         The Company's initial mass market-oriented product, Natural Relief 1222 Arthritis Relief ("Arthritis Relief") is a topical, natural, homeopathic medicine. The active ingredients are Bryonia 6X and Rhus Toxicodendron 6X, in a patented base of natural ingredients. This product is intended to be utilized for the temporary relief of minor pains and stiffness of muscles and joints associated with arthritis. Arthritis Relief was introduced in July 1997 through a nationwide television direct response advertising campaign. The Company also introduced Arthritis Relief to the mass consumer distribution channels through a broker network. The Company has obtained distribution of Arthritis Relief in eight of the top ten drug chains, including Rite Aid, Walgreens and Eckerd Drug. The Company also markets Arthritis Relief through catalogue and electronic media marketing companies.

         The total market for topical analgesics in mass market channels in 1997 exceeded $230 million. The category consists of two general types of products - counter-irritants, such as BenGay, which mask pain by irritating the skin in the area of application, and capsaicin products, such as Zostrix, which utilize the pain-reducing properties of a component of hot chili peppers. It is estimated that approximately 50 million Americans have some form of arthritis.

         In December 1997 GHA introduced three extensions to the Natural Relief 1222 product line - Sports Rub, Wart Remover and Dermatitis & Eczema Relief. These products have been introduced to existing mass market and natural/health food distribution channels through the Company's broker networks and direct selling efforts.

         Natural Relief 1222 Sports Rub, like Arthritis Relief, is a topical analgesic comprised of a homeopathic active ingredient, Thuja occidentalis 2C, in a patented base of natural ingredients. This product is intended to be utilized for prompt, temporary relief of minor pain, strains, sprains, stiffness, bruising, inflammation and weakness in muscles and joints due to overexertion and athletic activity. The Company intends Sports Rub to be a companion product to Arthritis Relief within the topical analgesics category.

         Natural Relief 1222 Wart Remover is a natural alternative to traditional salicylic acid-based products, and is comprised of a homeopathic active ingredient, Thuja occidentalis 2C, in a patented based of natural ingredients. This product is intended to be utilized for the removal of common warts.

         Natural Relief 1222 Dermatitis & Eczema Relief is a natural alternative to traditional hydrocortisone-based products, and is comprised of a homeopathic active ingredient, Lycopodium 2C, in a patented base of natural ingredients. This product is intended to be utilized for temporary relief of scalp or skin itching, irritation, redness, flaking and scaling associated with seborrheic dermatitis or eczema.

         The Company markets a line of homeopathic flower remedies under the Ellon trade name, which consists of 38 individual flower remedies and one combination flower remedy, sold as Calming Essence(R). These products are regulated OTC pharmaceuticals which are intended to be utilized for the relief of a range of emotional and psychological stresses. Calming Essence is sold principally to natural and health food retailers and distributors, and to alternative health care practitioners. The Company utilizes a combination of brokers and in-house telemarketers to sell the Ellon products. The Company competes in this category with several other established lines of homeopathic flower remedies, including the Bach and Flower Essence Services product lines.

         Management anticipates introducing additional products under the Natural Relief 1222 product line. The Company currently has developed formulations for acne relief and for first aid use for minor abrasions and contusions. Other Natural Relief 1222 products in development include a natural anti-fungal topical pharmaceutical and a natural burn and wound topical pharmaceutical.

Manufacturing

         The Company does not intend to develop its own manufacturing capabilities since management believes that the availability of manufacturing services from third parties on a contract basis is adequate to meet the Company's needs. The Company has utilized a number of manufacturers who have sufficient manufacturing capacity to meet the Company's anticipated production needs.

         The Company has used the services of a number of companies to manufacture its Natural Relief 1222 and the Ellon product lines. Natural Relief 1222 products generally require the mixing and processing of the active and inactive ingredients, which are then filled in tubes and packaged for retail sale. Ellon products involve the preparation of homeopathic medicines according to the Homeopathic Pharmacopoeia of the United States, and are generally sold in the form of tinctures packaged in small dropper bottles labeled for retail sale. The products are shipped from the Company's Portland, Maine facility or independent distribution centers located in Maine and New Jersey. The Company's products are manufactured to the Company's specifications in facilities in compliance with Federal Good Manufacturing Practice regulations.

         The  Company  has  no  existing   contractual   commitments   or  other
arrangements for the future manufacture of its products. Rather, it places orders for component or finished goods manufacturing services as required based upon price quotations and other terms obtained from selected manufacturers.

         Natural Relief 1222 Arthritis Relief, Sports Rub and Wart Remover are manufactured in the United States. Natural Relief 1222 Dermatitis & Eczema Relief utilizes certain components manufactured in the Peoples' Republic of China, and packaged in the United States. Ellon products utilize certain components manufactured in the United Kingdom. and are further manufactured and packaged in the United States. The Company anticipates that it will, for the foreseeable future, continue to rely on foreign sources for certain key components for certain of its products.

Marketing and Distribution

         Natural Relief 1222 Arthritis Relief was introduced in July 1997. Commercial shipments of the product were initiated in the same month. Extensions on the Natural Relief 1222 product line (Sports Rub, Wart Remover and Dermatitis & Eczema Relief) were introduced in December 1997.

         The Company has pursued a "multi-channel" distribution strategy in marketing its line of Natural Relief 1222 products, and intends to follow a similar strategy with future products. The Natural Relief 1222 line of products is sold in eight of the top 10 drug chains, including Rite Aid, Walgreens and Eckerd Drug, as well as in certain supermarket chains, including Smith's. The Company also distributes its products to the health and natural food market through distributors and independent health and natural food retailers. In addition, the Company sells through other specialty channels, including catalogues such as the Carol Wright catalogue, television marketing channels such as Home Shopping Network and electronic media such as CUC International's world-wide web catalogue/website. The nature of the product and its target market dictate the channels of distribution in which a particular product is launched, and the level of effort directed to each channel of distribution.

         The Company utilizes a number of independent brokers to assist in the sale of its products in the mass market and natural and health food distribution channels. Brokers receive a commission on sales, and in certain cases a fixed monthly payment, under agreements that are terminable at will by either party on short notice. In most cases, the Company sells and ships its products directly to the warehouses and distribution centers of major retail chains. To reach smaller chains and independent retailers, the Company distributes products through drug wholesalers such as McKesson and Bergen Brunswig, and natural foods distributors such as Cornucopia (United Natural Foods).

         To support its marketing efforts, the Company advertises in trade and consumer health magazines, on television, and on radio, attends trade shows and exhibitions, sponsors promotional programs and events and in-store promotions, and engages in a public relations effort that has resulted in articles in health, mature audience, trade and natural products publications, which the Company uses to promote its products. In May 1997, GHA entered into a five year endorsement contract with actor and dancer Donald O'Connor. Mr. O'Connor receives royalties on sales of Natural Relief 1222 Arthritis Relief products at the rate of 1.5% for domestic retail sales up to $10,000,000; 1.0% for sales between $10,000,000 and $20,000,000; .5% for sales between $20,000,000 and
$30,000,000 and .25% for sales over $30,000,001. In addition, Mr. O'Connor receives royalties for direct response sales at the rate of between 2% and 4% and between 2.5% and 1.5% for electronic home shopping sales. Mr. O'Connor will receive 1% of all retail and direct response international sales. All royalties to be paid to Mr. O'Connor will be applied against a minimum guaranteed royalty payment. The Company has made extensive use of television and other media advertising featuring Mr. O'Connor, and it is anticipated that Mr. O'Connor will be featured in future promotional and public relations activities. The Company may utilize additional paid endorsers for its products in the future.

         In the  twelve-month  periods ended  December 31, 1996 and December 31,
1997,   GHA's   expenditures   for  product   advertising   and  promotion  were
approximately $89,100 and $2,317,800, respectively.

Competition - Products

         Over the counter medicine products are distributed primarily through the mass market channels of distribution, including chain drug stores, independent drug stores, supermarkets and mass merchandisers. The Company's competitors include such companies as Genderm, Thompson Medical, Schering Plough, Pfizer, Chattem and Warner Lambert.

         The Company's products include FDA recognized homeopathic active ingredients in a patented base of natural ingredients. The Company's competitors have access to these same homeopathic ingredients and would be able to develop and market similar products. However, competitors would be unable to completely duplicate the products' formulae due to the patent protection that extends to the use of certain inactive ingredients. Nonetheless, marketplace success will probably be determined more by marketing and distribution strategies and resources than by product uniqueness.

Government Regulation

         The Company believes that all of its existing products are homeopathic medicines which do not require governmental approvals prior to marketing in the United States. The processing, formulation, packaging, labeling and advertising of such products, however, are subject to regulation by one or more federal agencies including the FDA, the Federal Trade Commission, the Consumer Products Safety Commission, the Department of Agriculture, the Department of Alcohol, Tobacco and Firearms and the Environmental Protection Agency. The Company's activities are also subject to regulation by various agencies of the states and localities in which its products are sold. In addition, the sale of the Company's products by distributors in foreign markets are subject to regulation and oversight by various federal, state and local agencies in those markets.

         The FDA traditionally has been the main agency regulating the types of products sold by homeopathic and natural OTC pharmaceutical firms. Official legal recognition of homeopathic drugs in the United States dates to the federal Food, Drug and Cosmetic Act of 1938 ("FDCA"). The FDCA provides that the term "drug" includes articles recognized in the official Homeopathic Pharmacopoeia of the United States ("HPUS"). The FDCA further recognizes the separate nature of homeopathic drugs from traditional, allopathic drugs by providing that whenever a drug is recognized in both the United States Pharmacopoeia ("U.S.P.") and the HPUS it shall be subject to the requirements of the U.S.P. unless it is labeled and offered for sale as a homeopathic drug, in which case it shall be subject to the provisions of the HPUS and not to those of the U.S.P.

         In 1988, the FDA issued a Compliance Policy Guide ("CPG") that formally established the manner in which homeopathic drugs are regulated. The CPG provides that homeopathic drugs may only contain ingredients that are generally recognized as homeopathic. Such recognition is most often obtained via the publication of a monograph in the HPUS. The FDA has also noted that a product's compliance with a HPUS monograph system does not necessarily mean that it has been shown to be safe and effective. According to the CPG, and consistent with established FDA principals regarding allopathic drugs, a homeopathic drug may only be marketed without a prescription if it is intended solely for self-limiting disease conditions amenable to self-diagnosis and treatment. Other homeopathic drugs must be marketed as prescription products. In addition, if an HPUS monograph states that a drug should only be available on a prescription basis, this criteria will apply even if the drug is intended for a self limiting condition. The CPG provides that the FDA's general allopathic drug labeling requirements are also applicable to homeopathic drugs. All firms that manufacture, prepare, compound, or otherwise process homeopathic drugs must register their drug establishments with the FDA and must also "list" their drugs with the agency. Homeopathic drugs must also be manufactured in conformance with "current good manufacturing practices" ("GMP"). In addition, homeopathic drugs are exempt from FDA's requirements for expiration date labeling.

         The HPUS is updated regularly. The HPUS was initially published by the Committee on Pharmacy of the American Institute of Homeopathy and is currently published by the Homeopathic Pharmacopoeia Convention of the United States ("HPCUS"), a private, non-profit entity organized exclusively for charitable, educational, and scientific activities. The HPUS is an official publication that is cited in the Federal Food and Drug Laws and CPG. The HPUS contains hundreds of monographs for homeopathic ingredients that have been found by the HPCUS to be both safe and effective. The HPUS also contains general standards for the preparation of homeopathic drugs.

Patents and Trademarks

         GHA, through Natural Health Laboratories, Inc., has a United States Patent covering the use of certain inactive botanical ingredients as a base for several of its Natural Relief 1222 products. The Company also has obtained marketing and manufacturing rights to a family of Chinese-origin, patented, natural topical medical products.

         GHA has federal trademark registrations for Natural Relief 1222, Ellon, Calming Essence and Mesozoic Minerals. The Company also has trademark registrations for Nature's Relief and Nature's Relief 1222 in Canada. The Company's general policy is to pursue registrations of trademarks associated with its key products and to protect its legal and commercial rights with respect to the use of those trademarks. The Company relies on common law trademark rights to protect its unregistered trademarks.

         In an action captioned Erie Laboratories, Inc. ("Erie") and H. Edward Troy ("Troy") v. Patricia J. Fisher, Richard Aji and Edward G. Coyne brought in the Supreme Court of the State of New York, Onondaga County, the plaintiffs are seeking to have a purported assignment of patent utilized for Natural Relief 1222 to the defendants declared null and void and to have Erie declared the lawful owner of such patent. The plaintiffs have prevailed at the trial level, however, the defendants have filed a notice of appeal. In the event that the defendants prevail, then the defendants would have equal rights to the patent.

         Additional trademark registration applications which may be filed by the Company with the United States Patent and Trademark Office and in other countries may or may not be granted and the breadth or degree of protection of the Company's existing or future trademarks may not be adequate. Moreover, the Company may not be able to defend successfully any of its legal rights with respect to its present or future trademarks. The failure of the Company to protect its legal rights to its trademarks from improper appropriation or otherwise may have a material adverse affect on the Company.

Seasonality

         Sales of topical analgesic products are strongest during the colder winter months when arthritis sufferers tend to feel pain and stiffness more acutely. Conversely, sales of skin treatment products (e.g., hydrocortisone creams, etc.) are slightly stronger during the non-winter months. The Company does not believe that the sales of wart removal products are seasonal.

Employees

         GHA has 13 full time employees and one part time employee, of which five are executive and administrative, six are in accounting and operations and three are in marketing and sales. GHA also employs three full time consultants. None of the Company's employees are represented by a union, and the Company believes that its employee relations are good.

Insurance

         GHA carries general liability insurance in the amount of $5,000,000 per occurrence and $6,000,000 in the aggregate including products liability insurance. There can be no assurance, however, that the Company's insurance will be sufficient to cover potential claims or that an adequate level of coverage will be available in the future at a reasonable cost, if at all. A successful claim could have a material adverse effect on the Company.

Property

         GHA leases approximately 2,200 square feet of office and warehouse space in Portland, Maine at a monthly rental of $2,150 plus utilities. This lease expires on November 30, 2001, although the Company may elect to terminate the lease commencing December 1, 1998 with six months notice. It is anticipated that the Company's corporate offices will be relocated to Portland, Maine from Pompano Beach, Florida upon the consummation of the sale of the Schools. The Company intends, although there can be no assurance, to sell the Pompano Property.

Pressing Need for Additional Financing

         In order to reach a level of product sales to become profitable, management estimates that the Company will require approximately $6,000,000 in new capital for marketing and expansion of the Company's business. No arrangements are currently in place for such financing and no assurances can be given that such financing will be available to the Company on acceptable terms, if at all.

Rights of Appraisal

         A stockholder of a Florida corporation, with certain exceptions, has the right to dissent from, and obtain payment of the fair value of his shares in the event of (1) a merger or consolidation to which the corporation is a party,
(2) a sale or exchange of all or substantially all of the corporation's property other than in the usual and ordinary course of business, (3) an approval of a control share acquisition, (4) a statutory share exchange to which the corporation is a party as the corporation whose shares will be acquired, (5) an amendment to the articles of incorporation if the stockholder is entitled to vote on the amendment and the amendment would adversely affect the stockholder and (6) any corporate action taken to the extent that the articles of incorporation provide for dissenters' rights with respect to such action. Florida Statutes provide that, unless a corporation's articles of incorporation otherwise provide, which the Company's articles of incorporation do not, a stockholder does not have dissenters' rights with respect to a plan of merger, share exchange or proposed sale or exchange of property if the shares held by the stockholder are either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held of record by 2,000 or more stockholders.

Procedure for Exercise of Appraisal Rights.

         A shareholder who wishes to assert dissenters' rights shall deliver to the Company before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated and not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment. Within 10 days after the shareholders authorize the proposed action, the Company shall give written notice of such authorization to each shareholder who filed a notice of intent to demand payment for his or her shares.

         Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the Company a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the Company simultaneously with the filing of the election to dissent. The Company may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the Company.

         Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided for herein and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the Company to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the Company consents thereto.

         However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, if (a) such demand is withdrawn as provided herein; (b) the proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action; (c) no demand or petition for the determination of fair value by a court has been made or filed within the time provided herein; or (d) a court of competent jurisdiction determines that such shareholder is not entitled to the relief provided herein.

         Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the Company shall make a written offer to each dissenting shareholder who has made demand as provided herein to pay an amount the Company estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by (a) a balance sheet of the Company as of the latest available date; and (b) a profit and loss statement of such Company for the 12-month period ended on the date of such balance sheet.

         If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

         If the Company fails to make such offer within such specified period or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the Company, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in Florida where the registered office of the Company is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the Company requests the court to make such determination, is entitled to receive payment for his or her shares. If the Company fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the Company.

         All dissenting shareholders, other than shareholders who have agreed with the Company as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The Company shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a Florida resident in the manner provided by law for the service of a summons and complaint and upon each non Florida resident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. All shareholders who are proper parties to the proceeding are entitled to judgment against the Company for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The Company shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

         The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court. The costs and expenses of any such proceeding shall also be determined by the court and shall be assessed against the Company, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the Company has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the Company offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

         The foregoing explanation does not purport to be complete and reference is made to Section 607.1320 of the Florida statutes which is annexed as
Exhibit 4.1 hereto.

         Florida Statutes also contain an affiliated transactions provision which provides that certain transactions involving a corporation and a stockholder owning 10% or more of the corporation's outstanding voting shares (an "affiliated stockholder") must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares other than those owned by the affiliated stockholder. The transactions covered by the statute include, with certain exceptions, (1) mergers and consolidations to which the corporation and the affiliated stockholder are parties, (2) sales or other dispositions of substantial amounts of the corporation's assets to the affiliated stockholder,
(3) issuances by the corporation of substantial amounts of its securities to the affiliated stockholder, (4) the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the affiliated stockholder, (5) any reclassification of the corporation's securities which has the effect of substantially increasing the percentage of the outstanding voting shares of the corporation beneficially owned by the affiliated stockholder and (6) the receipt by the affiliated stockholder of certain loans or other financial assistance from the corporation. These special voting requirements do not apply in any of the following circumstances: (a) if the transaction was approved by a majority of the corporation's disinterested directors, (b) if the corporation did not have more than 300 stockholders of record at any time during the preceding three years, (c) if the affiliated stockholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for the past five years, (d) if the affiliated stockholder  is the  beneficial  owner  of at  least  90%  of the  corporation's outstanding voting shares, exclusive of those acquired in a transaction not approved by a majority of disinterested directors or (e) if the consideration received by each stockholder in connection with the transaction satisfies the "fair price" provisions of the statute. This statute applies to any Florida corporation unless the original articles of incorporation or an amendment to the articles of incorporation or bylaws contain a provision expressly electing not to be governed by this statute. Such an amendment to the articles of incorporation or bylaws must be approved by the affirmative  vote  of a  majority  of  disinterested  stockholders  and  is  not effective until 18 months after approval. The Company's articles of incorporation provide that the Company shall not be governed by the affiliated transactions statute.

The Board of Directors Recommends voting FOR the Sale of the Schools to FCNH.


                                 PROPOSAL NO. 5
                     AMENDMENT OF ARTICLES OF INCORPORATION

         The Board of  Directors  has approved  the  amendment of the  Company's
Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 to 50,000,000.

         The Board of Directors has approved such amendment in order for the Company to have a sufficient number of shares of Common Stock authorized primarily for the conversion of the Company's outstanding Series A Preferred
Stock, Series B Preferred Stock , Series C Preferred Stock as well as for issuance upon the exercise of other outstanding options warrants and conversion rights. The Company also anticipates issuing additional shares of Common Stock in connection with obtaining additional financing. It is not anticipated that shareholder approval will be solicited in connection with such additional financing, unless otherwise required by statute or regulatory authorities. As of May 11, 1998, the Company had 5,000,000 shares of Common Stock authorized and 1,036,886 shares of Common Stock outstanding. As of May 11, 1998, the
Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were convertible into 1,541,779, 623,377 and 7,553,055 shares of Common Stock, respectively.

         In June 1997, pursuant to Regulation D promulgated under the Securities Act of 1933, as amended ("Act"), the Company sold 2,200 shares of its Series A Preferred Stock for $1,000 a share, and realized net proceeds of $1,900,702. The Series A Preferred Stock pays a dividend at the rate of 8% per annum payable in shares of Common Stock and is convertible commencing 60 days after issuance, provided that a registration statement covering the resale of the shares of common stock is effective, at the rate of 75% of the market price of the Common Stock. In addition, a penalty of 2.5% per month for a period of six months accrued on the Series A Preferred Stock which is payable in cash or shares of Common Stock at the conversion price. The registration statement covering such conversion shares was declared effective on January 12, 1998.

         Pursuant to the exemption from the registration requirements under Regulation S promulgated under the Act, on February 20, 1998, the Company issued 300 shares of Series B Preferred Stock with a stated value of $1,000 per share to an "accredited investor" as that term is defined under Regulation D promulgated under the Act. The stated value and the accrued dividends thereon on the Series B Preferred Stock is convertible into shares of Common Stock commencing on April 4, 1998, at a conversion price equal to the lower of (i) 70% percent of the average closing bid price of the Common Stock as reported by Bloomberg, L.P. for the three trading days immediately preceding the notice of conversion or (ii) $.0625.

         In April 1998, in a private placement exempt from the registration requirements under the Act pursuant to Regulation S promulgated under the Act, the Company issued 4,000 shares of Series C Preferred Stock. Each share of Series C Preferred Stock is convertible into shares of Common Stock commencing 41 days after the date of issuance at a conversion price equal to the lower of the closing bid price of the Common Stock on the date of issuance or 75% of the average closing bid price of the Common Stock for the five trading days immediately preceding the date of the notice of conversion. Each share of Series C Preferred Stock shall automatically be converted into Common Stock on the date which is 24 months from the date of issuance.

         The net proceeds from the sale of the Series C Preferred Stock were approximately $3,400,000. Of such amount, $2,500,000 was utilized to redeem 1,568 shares of Series A Preferred Stock.

         In accordance with Nasdaq rules, the Company may not issue more than 191,902 shares of Common Stock (an amount equal to 20% of the Company's outstanding Common Stock on April 8, 1998) unless the stockholders of the Company approve the issuance of additional shares of Common Stock via Proposal No. 6 in this Proxy Statement or Nasdaq waives the requirement of stockholder approval. In the event that the Company has issued 191,902 shares of Common Stock pursuant to the conversion of the Series C Preferred Stock and the Company has not obtained such waiver from Nasdaq or stockholder approval hereby, then the Company has agreed to redeem any shares of Series C Preferred Stock outstanding at a redemption price equal to 133% of the face amount of the shares of Series C Preferred Stock and any accrued and unpaid dividends.

         The Board of Directors recommends a vote FOR the ratification of the amendment of the Company's Amended and Restated Articles of Incorporation.


                                 PROPOSAL NO. 6
         APPROVAL OF ISSUANCE OF ADDITIONAL SHARES TO PERMIT CONVERSION
                     IN FULL OF THE SERIES C PREFERRED STOCK

         As discussed in Proposal No.5 above, ss.4310(c)(25)(H) of the Nasdaq Marketplace Rules prevents the Company from issuing a number of shares of Common Stock equal to or greater than 20% of the number of the Company's outstanding shares of Common Stock unless such issuance is either approved by the Company's shareholders or Nasdaq waives such requirement. The Company may therefore only convert the Series C Preferred Stock until 191,902 shares of Common Stock are issued unless this Proposal is approved or a waiver is obtained. Each share of Series C Preferred Stock is convertible into shares of Common Stock commencing 41 days after the date of issuance at a conversion price equal to the lower of the closing bid price of the Common Stock on the date of issuance or 75% of the average closing bid price of the Common Stock for the five trading days immediately preceding the date of the notice of conversion. Each share of Series C Preferred Stock shall automatically be converted into Common Stock on the date which is 24 months from the date of issuance.

         The Board of Directors believes that it is in the Company's best interests to convert the Series C Preferred Stock in accordance with its terms rather than redeem such securities at 133% of their face value as provided for in the event any shares of Series C Preferred Stock cannot be converted.

         The Board of Directors recommends a vote FOR the approval of the issuance of additional shares to permit the conversion in full of the Series C Preferred Stock.


                            PROPOSALS BY STOCKHOLDERS

         Any stockholder who intends to present a proposal for action at the Company's 1999 Annual Meeting of Stockholders in next year's proxy statement and proxy card must forward a copy of such proposal to the Secretary of the Company. Any such proposal must be received by the Company for inclusion in its proxy statement and form of proxy card relating to that meeting by December 23, 1998.


                                  OTHER MATTERS

         The Board of Directors of the Company does not know of any other matters to be presented for action at the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with their own judgment on such matters.


                          ANNUAL REPORT TO STOCKHOLDERS

         The Company's 1997 Annual Report to Stockholders has been mailed to Stockholders concurrently with this Proxy Statement, but except as herein stated, such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY'S PRESIDENT, NEAL R. HELLER, NATURAL HEALTH TRENDS CORP., 2001 WEST SAMPLE ROAD, POMPANO BEACH, FL 33064.

                                            By Order of the Board of Directors

                                            Neal R. Heller, President
Pompano Beach, Florida
_____________, 1998

         STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. A
PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE
APPRECIATED.

                     FLORIDA COLLEGE OF NATURAL HEALTH, INC.
                               UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


         The accompanying pro forma consolidated financial statements have been prepared to show the pro forma financial position and results of operations of FCNH subsequent to its purchase of Schools from the Company.

         The following unaudited pro forma consolidated balance sheet presents the pro forma financial position of FCNH at December 31, 1997 as if the proposed purchase had occurred on such date. Included are adjustments to record the value of the consideration paid for the Schools, including the debt financing, the acquisition of the assets, the assumption of certain liabilities and the recording of resulting goodwill.

         The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 is designed to reflect FCNH's operation of the schools.

         The unaudited pro forma consolidated statement of operations does not necessarily represent actual results that would have been achieved had the sale occurred on January 1, 1997, nor may it be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company.


                           FLORIDA COLLEGE OF NATURAL HEALTH

                      UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                            ASSETS


                                                                                      Florida College of
                                                                                        Natural Health
                                                 Balance at                         Pro Forma Adjustments
                                                                        -----------------------------------------
                                                December 31,
                                       -------------------------        ----------------         ----------------
                                                   1997                        DEBIT                   CREDIT              Total
                                       -------------------------        ----------------         ----------------   ----------------

CURRENT ASSETS:
Cash                                  $                        1 (1)   $         600,000 (2)    $         600,000  $          37,762
                                                                 (2)              37,761
Restricted cash                                                  (2)             250,000                                     250,000
Accounts receivable                                              (2)           1,815,923                                   1,815,923
Inventories                                                      (2)             307,273                                     307,273
Prepaid expenses and
     other current assets                                        (2)              65,161                                      65,161
                                         -------------------------                                                    --------------
       TOTAL CURRENT ASSETS                                    1                                                           2,476,119
                                                                                                                      --------------

PROPERTY AND EQUIPMENT                                           (2)             139,667                                     139,667
GOODWILL                                                         (2)           1,392,751                                   1,392,751
DEPOSITS AND OTHER ASSETS                                        (2)             230,033                                     280,033
                                                                 (2)              50,000
                                         -------------------------        ----------------         ----------------   --------------

                                      $                        1       $       4,888,569        $         600,000  $       4,288,570
                                         =========================        ================         ================   ==============

   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable and accrued
          expenses                    $                                $                 (2)    $         953,969  $         953,969
       Revolving credit line                                                             (2)              217,422            217,422
       Current portion of long
          term debt                                                                      (2)              298,354            298,354
       Deferred revenue                                                                  (2)            1,089,647          1,089,647
                                         -------------------------                                                    --------------
     TOTAL CURRENT LIABILITIES                                 0                                                           2,559,392

LONG-TERM DEBT                                                                           (2)            1,129,177          1,129,177

COMMON STOCK                                                   1                         (1)              600,000            600,001
                                         -------------------------        ----------------         ----------------   --------------

                                      $                        1       $               0        $       4,288,569  $       4,288,570
                                         =========================        ================         ================   ==============




                                    See notes to pro forma financial statements


                              FLORIDA COLLEGE OF NATURAL HEALTH

                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                                                           School Division
                                 Florida College of      of Natural Health
                                   Natural Health           Trends Corp.
                                     Year ended              Year ended             Pro Forma Adjustments
                                                                             -------------------------------------
                                    December 31,            December31,
                                --------------------   ------------------    ----------------     ----------------
                                       1,997                   1,997               DEBIT               CREDIT             Total
                                --------------------   ------------------    ----------------     ----------------    --------------

REVENUES                       $                   0  $         5,453,909   $                    $                   $     5,453,909

COST OF GOODS SOLD                                              2,582,997                                                  2,582,997
                                --------------------   ------------------                                             --------------

GROSS PROFIT                                                    2,870,912                                                  2,870,912

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                                        2,378,682 (3)          36,000                              2,414,682
                                --------------------   ------------------                                             --------------

OPERATING INCOME (LOSS)                                           492,230                                                    456,230

INTEREST EXPENSE                                                    9,547 (1)         131,000                                150,547
                                                                          (2)          10,000
                                --------------------   ------------------                                             --------------

NET INCOME (LOSS) BEFORE
  INCOME TAXES                                                    482,683                                                    305,683

PROVISION FOR INCOME TAXES                                        193,000                     (4)           71,000           122,000
                                --------------------   ------------------    ----------------      ---------------    --------------

NET INCOME (LOSS)              $                   0  $           289,683   $         177,000      $        71,000   $       183,683
                                ====================   ==================    ================      ===============    ==============






                                            See notes to pro forma financial statements


                     FLORIDA COLLEGE OF NATURAL HEALTH, INC.
                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


A. The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma balance sheet at December 31, 1997:

         (1)      To record the initial capitalization of FCNH.

         (2) To record the purchase of the Schools for $1,800,000, $550,000 of which is provided from current funds and $1,250,000 of which is provided by debt financing (the "Acquisition Financing"). Financing costs in connection with the Acquisition Financing are estimated at $50,000. Goodwill totals $1,060,191. It is anticipated that (i) the Acquisition Financing will bear interest at the prime rate plus two percent per annum, (ii) principal on the Acquisition Financing will be payable at the rate of $13,020 per month and (iii) the Acquisition Financing will mature five years from the date of closing.

B. The following pro-forma adjustments are included in the accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 1997, which has been prepared to reflect the purchase of the Schools as if it had occurred on January 1, 1997:

         (1)      To record interest expense on the Acquisition Financing.

         (2) To amortize finance costs on the Acquisition Financing over the five year term of the debt.

         (3)      To amortize goodwill.

         (4)      To adjust the provision for income taxes.

                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


         The accompanying pro forma consolidated financial statements have been prepared to show the proposed disposition of Florida College of Natural Health, a division of the Company to FCNH.

         The following unaudited pro forma consolidated balance sheet presents the pro forma financial position of the Company at December 31, 1997 as if the proposed sale of the Schools had occurred on such date. Included are adjustments to record the value of the consideration paid to the Company, the disposition of assets sold, the assumption by the purchaser of certain liabilities and the write-off of intangible assets in connection with the sale of the Schools. The historical December 31, 1997 balance sheet is also adjusted to reflect several significant transactions that have occurred subsequent to such date, including:
(1) the conversion of the convertible debentures in the amount of $179,767; (2) the issuance of convertible Preferred Stock in February 1998 and April 1998; (3) the redemption of Preferred Stock; and, (4) the work-out and settlement of a significant portion of trade payables.

         The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 reflects the elimination of the operations of the Company's schools division as if the proposed disposition had occurred on January 1, 1997.

         The unaudited pro forma consolidated statement of operations does not necessarily represent actual results that would have been achieved had the sale occurred on January 1, 1997, nor may it be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements and notes thereto.

                                                                      NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                                                                   UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                                                      ASSETS
                                  Balance at                                                        Sale of
                                  December 31,              Adjustments             As             Schools (7)
                                      1997                    DR (CR)            Adjusted            DR (CR)           Pro forma
                               -------------------         ---------------    ----------------   ----------------    ---------------
CURRENT ASSETS:
Cash                         $            104,784 (2)    $        261,500   $       1,265,616  $         (37,761)  $      3,027,855
                                                  (3)           3,418,965                              1,800,000
                                                  (5)          (2,500,000)
                                                  (5)             (19,633)
Restricted cash                           250,000                                     250,000           (250,000)                 -
Accounts receivable                     1,979,948 (5)             (47,748)          1,932,200         (1,815,923)           116,277
Inventories                             1,026,999 (5)            (138,410)            888,589           (307,273)           581,316
Prepaid expenses and other
  current assets                          184,576                                     184,576            (65,161)           119,415
                               -------------------                            ----------------                       ---------------
       TOTAL CURRENT ASSETS             3,546,307                                   4,520,981                             3,844,863
PROPERTY AND EQUIPMENT                  3,518,117 (5)             (14,997)          3,503,120           (139,667)         3,363,453
DEPOSITS AND OTHER ASSETS               6,740,497                                   6,740,497           (562,593)         6,177,904
                               -------------------         ---------------    ----------------                       ---------------

                             $         13,804,921        $        959,677   $      14,764,598  $      (1,378,378)  $     13,386,220
                               ===================         ===============    ================   ================    ===============

                                           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable         $          3,026,436 (6)    $      1,581,939   $       1,444,497  $         680,450   $        764,047
    Accrued expenses                    1,199,887                                   1,199,887            273,519            926,368
    Revolving credit line                 217,422                                     217,422            217,422                  -
    Accrued expenses for
       discontinued operations            338,446                                     338,446                               338,446
    Current portion of long
       term debt                        2,020,349                                   2,020,349            142,114          1,878,235
    Deferred revenue                    1,089,647                                   1,089,647          1,089,647                  -
    Current portion of accrued
       consulting contract                246,607                                     246,607                               246,607
    Other current liabilities             325,115                                     325,115                               325,115
                               -------------------                            ----------------                       ---------------
  TOTAL CURRENT LIABILITIES             8,463,909                                   6,881,970                             4,478,818

LONG-TERM DEBT                          2,254,591                                   2,254,591             35,417          2,219,174
DEBENTURES PAYABLE                        179,767 (1)             179,767                   -                                     -
ACCRUED CONSULTING CONTRACT               113,524                                     113,524                               113,524
ACCRUED EXPENSES DISCONTINUED
  OPERATIONS                               17,616                                      17,616                                17,616
COMMON STOCK SUBJECT TO PUT               380,000                                     380,000                               380,000

STOCKHOLDERS' EQUITY:
       Preferred stock, $.0001
          par value, 2,200
          shares outstanding
          actual,  632 pro forma        1,900,702 (2)            (261,500)          2,747,834                             2,747,834
                                                  (3)          (3,418,965)
                                                  (4)           1,333,333
                                                  (5)           1,500,000
       Common stock, $.001 par
          value, 758,136 shares
          outstanding actual,
          934,511 pro forma                   758 (1)                (176)                934                                   934
       Additional paid-in capital      11,941,381 (1)            (179,591)         12,454,305                            12,454,305
                                                  (4)          (1,333,333)
                                                  (5)           1,000,000
       Retained earnings (deficit)    (11,053,577)(6)          (1,361,151)         (9,692,426)        (1,060,191)        (8,632,235)

       Common stock subject
          to put                         (380,000)                                   (380,000)                             (380,000)
       Prepaid stock
          compensation                    (13,750)                                    (13,750)                              (13,750)
                              -------------------                            ----------------                        --------------
       TOTAL
     STOCKHOLDERS' EQUITY               2,395,514                                   5,116,897                             6,177,088
                              -------------------                            ----------------                        --------------

                             $         13,804,921        $       (959,677)  $      14,764,598  $       1,378,378    $    13,386,220
                              ===================         ===============    ================   ================     ==============
                                                                   See notes to pro forma financial statements

                                                           NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                                                          UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                              ASSETS

                                                            Total                                  Total             Assets
                                                           NHT div.         liabilities           Schools              and
                                                         December 31,       related to          December 31,       Liabilities
                                                      ---------------------                   -------------------
                                                              1997             schools               1997            Disposed
                                                      -------------------------------------   -------------------------------------

     CURRENT ASSETS:
     Cash                                            $               37,761                                37,761            37,761
     Restricted cash                                                250,000                                                 250,000
     Accounts receivable                                          1,921,457                             1,815,923         1,815,923
     Inventories                                                    307,273                               309,185           307,273
     Prepaid expenses and other current assets                      173,236                                65,161            65,161
                                                      ---------------------
       TOTAL CURRENT ASSETS                                       2,689,727
                                                      ---------------------
     Notes receivable                                             1,994,000
     PROPERTY AND EQUIPMENT                                       3,435,411                               139,667           139,667
     due from parent                                                                                       34,593
     goodwill                                                       332,560                                                 332,560
     DEPOSITS AND OTHER ASSETS                                      261,266                               230,033           230,033
                                                      ---------------------                   -------------------------------------

                                                     $            8,712,964                             2,632,323         3,178,378
                                                      =====================                   =====================================


     CURRENT LIABILITIES:
       Accounts payable                              $              680,450         680,450               340,223           680,450
       Accrued expenses                                             361,516         273,519                                 273,519
       Revolving credit line                                        217,422         217,422                                 217,422
       Accrued expenses for
          discontinued operations                                   338,446
       Current portion of long term debt                          1,737,590         177,531                32,479           142,114
       Deferred revenue                                           1,089,647                             1,099,790         1,089,647
       Current portion of accrued
          consulting contract                                       246,607
       Other current liabilities                                    165,295
                                                      ---------------------
                   TOTAL CURRENT LIABILITIES                      4,836,973
     LONG-TERM DEBT                                                 687,666                                35,417            35,417
     DEBENTURES PAYABLE                                             179,767
     ACCRUED CONSULTING CONTRACT                                    113,524
     ACCRUED EXPENSES DISCONTINUED OPERATIONS                        17,616
     COMMON STOCK SUBJECT TO PUT                                    380,000

     STOCKHOLDERS' EQUITY:

     Preferred stock                                              1,900,702

     Common stock                                                    24,526

       Additional paid-in capital                                 9,017,613
       Retained earnings (deficit)                               (8,051,672)
       Common stock subject to put                                 (380,000)
       Prepaid stock compensation                                   (13,750)
                                                      ---------------------
       TOTAL STOCKHOLDERS' EQUITY                                 2,497,419                             1,124,413
                                                      ---------------------                   -------------------------------------

                                                     $            8,712,965                             2,632,322         2,438,569
                                                      =====================                   =====================================

                  Net assets sold                                                                                           739,809

                  Sales price                                                                                             1,800,000
                                                                                                                 ------------------
                  Gain                                                                                                   (1,060,191)
                                                                                                                 ==================

                                                                 NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES

                                                           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS





                                            Year ended                         Pro Forma Adjustments
                                                                    --------------------------------------------
                                            December 31,
                                        -------------------         -------------------       ------------------
                                                1997                       DEBIT                    CREDIT               Total
                                        -------------------         -------------------       ------------------    ---------------

REVENUES                               $          6,992,516    (1) $          5,453,909      $                     $      1,538,607

COST OF GOODS SOLD                                2,868,094                              (1)           2,582,997            285,097
                                        -------------------                                                         ---------------

GROSS PROFIT                                      4,124,422                                                               1,253,510

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                        7,636,911                              (1)           2,378,682          5,258,229

NON-CASH IMPUTED COMPENSATION
   EXPENSE                                          425,000                                                                 425,000

LITIGATION SETTLEMENT                               118,206                                                                 118,206
                                        -------------------                                                         ---------------

OPERATING INCOME (LOSS)                          (4,055,695)                                                             (4,547,925)
                                        -------------------                                                         ---------------

OTHER INCOME (EXPENSES)
       Interest (expense), net                   (1,064,301)                             (1)               9,547         (1,054,754)
       Rent income                                                                       (2)              240,000            240,000
       Other                                       (103,000)                                                               (103,000)
       Miscellaneaous Revenue                        22,317                                                                  22,317
                                        -------------------                                                         ---------------
       TOTAL OTHER INCOME (EXPENSES)             (1,144,984)                                                               (895,437)
                                        -------------------                                                         ---------------


LOSS FROM CONTINUED OPERATIONS         $         (5,200,679)       $          5,453,909      $         5,211,226   $     (5,443,362)
                                        ===================         ===================       ==================    ===============

BASIC INCOME (LOSS) PER COMMON SHARE:
       Continued Operations            $             (11.98)                                                    $            (12.53)
                                        ===================                                                         ===============

WEIGHTED AVERAGE COMMON SHARES USED                 434,265                                                                 434,265
                                        ===================                                                         ===============













                                                                 See notes to pro forma financial statements




                  NATURAL HEALTH TRENDS CORP. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


A. The following unaudited pro-forma adjustments, numbered 1- 6, are included in the accompanying unaudited adjusted consolidated balance sheet at December 31, 1997. The unaudited adjusted December 31, 1997 balance sheet is further adjusted by entry number 7 to reflect the Company's unaudited pro forma financial position subsequent to the proposed sale of the schools division:

         (1) To record the January 1998 conversion of the remaining $179,767 of convertible debentures into a total of $176,375 of Common Stock.

         (2) To record the February 1998 sale of $300,000 of face amount of Series B Preferred Stock, net of expenses of approximately $38,000.

         (3) To record the April 1998 sale of $4,000,000 face amount of Series C Preferred Stock, net of expenses of $581,035.

         (4) To record a conversion discount on the Series C Preferred Stock, which will be amortized as dividends over a period of 41 days. The Series C Preferred Stock is initially convertible 41 days from the date of issuance.

         (5) To record the redemption of $1,500,000 of face amount of Series A Preferred Stock for $2,500,000, with the $1,000,000 excess of previously recorded paid in capital from the sale of Preferred Stock sales.

         (6) To record the settlement of various past due payables as a result of various agreements negotiated through March 1998, resulting in a gain on debt forgiveness in the amount of $1,361,151.

         (7) To record the sale of the Schools to FCNH for cash of $1,800,000, with a resulting gain of $1,060,191. The Company will remain contingently liable for liabilities assumed by FCNH in the aggregate of $1,131,500.

B. The following pro-forma adjustments are included in the accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 1997, which has been prepared to reflect the sale as if it had occurred on January 1, 1997:

         (1) To eliminate revenue and expenses related to disposed operations.

         (2) To record estimated rental income at $240,000 per annum for the premises occupied by the Pompano School.

Exhibit Index

2.1 Assets Purchase Agreement dated April 29, 1998 by and among Natural Health Trends Corp., Neal R. Heller & Elizabeth S. Heller and Florida College of Natural Health, Inc.

4.1 Florida Statues Sections 607.1301, 607.1302, 607.1320 Regarding Appraisal Rights.

                            ASSETS PURCHASE AGREEMENT


                                      dated

                                 April 29, 1998


                                  by and among



                          NATURAL HEALTH TRENDS CORP.,


                      NEAL R. HELLER & ELIZABETH S. HELLER

                                       and

                     FLORIDA COLLEGE OF NATURAL HEALTH, INC.



                                TABLE OF CONTENTS
                                                                                                               Page



ARTICLE I:  PURCHASE AND SALE.....................................................................................2
         SECTION 1.01.     Sale and Purchase of Assets............................................................2
         SECTION 1.02.     Assumption of Liabilities..............................................................3
         SECTION 1.03.     Consideration..........................................................................4
         SECTION 1.04.     Non-Assigned Assumed Contracts.........................................................5
         SECTION 1.05.     Tax Values.............................................................................5
         SECTION 1.06.     "Purchase and Sale" Defined............................................................6

ARTICLE II:  REPRESENTATIONS AND WARRANTIES.......................................................................6
         SECTION 2.01.     In General: Disclaimer.................................................................6
         SECTION 2.02.     Representations and Warranties of FCNH.................................................7
                                    (a)     Organization and Good Standing........................................7
                                    (b)     Consents, Authorizations and Conflicts................................7
                                    (c)     SEC Filings...........................................................9
                                    (d)     Financial Statements and Liabilities..................................9
                                    (e)     Information or Proxy Statement.......................................10
                                    (f)     Litigation and Compliance............................................10
                                    (g)     Taxes................................................................11
                                    (h)     Employee Plans.......................................................12
                                    (i)     Contracts............................................................13
                                    (j)     Subsidiaries.........................................................13
         SECTION 2.03.     Representations and Warranties of NHTC................................................13
                                    (a)     Organization and Good Standing.......................................13
                                    (b)     Consents, Authorizations and Conflicts...............................13
                                    (c)     Information or Proxy Statement.......................................14

ARTICLE III:  CERTAIN COVENANTS..................................................................................15
         SECTION 3.01.     Information or Proxy Statement........................................................15
         SECTION 3.02.     Consents and Notices..................................................................15
         SECTION 3.03.     Best Efforts to Satisfy Conditions....................................................16
         SECTION 3.04.     Representations and Warranties........................................................16
         SECTION 3.05.     NHTC Employees........................................................................16
         SECTION 3.06.     Confidential Information..............................................................16
         SECTION 3.07.     Public Announcements..................................................................17
         SECTION 3.08.     Transfer Restrictions.................................................................17

ARTICLE IV:  CONDITIONS TO CLOSING...............................................................................17
         SECTION 4.01.     Conditions to Obligations of NHTC.....................................................17
                                    (a)     Representations and Warranties;


                                        i




                                             Performance of Obligations..........................................17
                                    (b)     Charter, By-laws, et.................................................17
                                    (c)     Consents and Notices.................................................18
                                    (d)     Legal Restraints.....................................................18
                                    (e)     No Material Adverse Change...........................................18
                                    (f)     Valuation Reports and Fairness Opinion...............................18
                                    (g)     Purchase Price.......................................................18
                                    (h)     Heller Shares and Heller Options.....................................18
                                    (i)     Instruments of Transfer..............................................18
                                    (j)     Resignations.........................................................19
                                    (k)     Termination of Related Party Contracts...............................19
                                    (l)     General Releases.....................................................19
                                    (m)     Dissenters Rights....................................................19
                                    (n)     Other Matters........................................................20
         SECTION 4.02.     Conditions to Obligations of the Heller Parties.......................................20
                                    (a)     Representations and Warranties:
                                            Performance of Obligations...........................................20
                                    (b)     Charter, By-laws, et.................................................20
                                    (c)     Consents and Notices.................................................20
                                    (d)     Legal Restraints.....................................................20
                                    (e)     Receipt..............................................................21
                                    (f)     Instruments of Transfer..............................................21
                                    (g)     Purchase Financing...................................................21
                                    (h)     Other Matters........................................................21

ARTICLE V:  CLOSING AND TERMINATION..............................................................................21
         SECTION 5.01.     Closing...............................................................................21
         SECTION 5.02.     Termination of Agreement..............................................................21

ARTICLE VI:  INDEMNIFICATION.....................................................................................22
         SECTION 6.01.     By FCNH...............................................................................22
         SECTION 6.02.     By NHTC...............................................................................23
         SECTION 6.03.     "Losses" Defined......................................................................24
         SECTION 6.04.     Notice of Claims......................................................................24
         SECTION 6.05.     Survival of Provisions................................................................25
         SECTION 6.06.     No Punitive Damages...................................................................25
         SECTION 6.07.     Exclusive Remedy......................................................................25
         SECTION 6.08.     Miscellaneous.........................................................................25

ARTICLE VII:  MISCELLANEOUS......................................................................................26
         SECTION 7.01.     Further Actions.......................................................................26
         SECTION 7.02.     Expenses..............................................................................26
         SECTION 7.03.     Entire Agreement......................................................................26
         SECTION 7.04.     Descriptive Headings: References......................................................26
         SECTION 7.05.     Notices...............................................................................26

                                       ii




         SECTION 7.06.     Governing Law and Forum...............................................................27
         SECTION 7.07.     Assignment............................................................................27
         SECTION 7.08.     Remedies..............................................................................28
         SECTION 7.09.     Waivers and Amendments................................................................28
         SECTION 7.10.     Third Party Rights....................................................................29
         SECTION 7.11.     Illegalities..........................................................................29
         SECTION 7.12.     Gender and Plural Terms...............................................................29
         SECTION 7.13.     Release of Registration Rights........................................................29
         SECTION 7.14.     Counterparts..........................................................................29



         THIS ASSETS PURCHASE AGREEMENT, dated as of April 29, 1998 (this "Agreement" or the "Asset Agreement"), is by and among (1) NATURAL HEALTH TRENDS CORP., a Florida corporation ("NHTC"), (2) NEAL R. HELLER ("NHeller") and ELIZABETH S. HELLER ("EHeller"; and collectively with NHeller, the "Hellers"), and (3) FLORIDA COLLEGE OF NATURAL HEALTH, INC., a Florida corporation ("FCNH"; and collectively with the Hellers, the "Heller Parties") wholly owned by the Hellers.

                                   BACKGROUND

         NHTC is engaged in the business (among other businesses) of owning and operating, under the name "Florida Institute", three vocational schools operated as a junior college located in Orlando, Florida, Pompano Beach, Florida, and Miami, Florida (collectively, the "Schools"; and such business and the related operations of NHTC, the "Schools Business"). NHTC also (among other things), through its Global Health Alternatives, Inc. ("GHA") subsidiary and subsidiaries of GHA, produces, markets and distributes natural health care and other products.

         NHeller is on the date hereof the President and Chief Executive Officer, a member of the Board of Directors and the Chairman of the Executive Committee of the Board of Directors of NHTC. EHeller is on the date hereof the Secretary, Treasurer and a member of the Board of Directors of NHTC. On the date hereof, the Hellers own (i) 5,167,000 (pre-split) shares (the "Heller Shares") of Common Stock, par value $.001 per share, of NHTC ("NHTC Common Stock"), and
(ii) options (the "Heller Options") granted by NHTC to purchase (at the date hereof) 800,000 (pre-split) shares of NHTC Common Stock.

         NHTC desires to sell to FCNH, and FCNH desires to purchase from NHTC, the Schools Business, upon the terms and subject to the conditions set forth in this Agreement. Such Purchase and Sale (as defined in Section 1.06 hereof) may constitute a sale of all, or substantially all, of NHTC's property otherwise than in the usual and regular course of business within the meaning of ss.607.1202 (Sale of Assets Other than in Regular Course of Business) of the Florida Business Corporation Act (the "Florida Code"). Accordingly, this Agreement, the Purchase and Sale and the other transactions contemplated thereby (collectively with the Purchase and Sale, the "Transactions") have been approved and recommended to the shareholders of NHTC by the Board of Directors thereof, by unanimous action on its part. NHTC shall use its best efforts to obtain, as promptly as possible, the approval of the Transactions by NHTC's shareholders, either pursuant to a special meeting called for such purpose or by written consents in lieu of a meeting, pursuant to ss.607.0704 (Action by Shareholders without a Meeting) of the Florida Code.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                          ARTICLE I: PURCHASE AND SALE

         SECTION 1.01.     Sale and Purchase of Assets.

                  (a) On the Closing Date (as defined in Section 5.01) NHTC shall sell, transfer, grant, convey, assign and set over to FCNH, and its successors and assigns forever, and FCNH shall purchase and receive from NHTC, all of the right, title and interest of NHTC in, to and under the businesses, franchises, rights, claims, privileges, properties and assets owned, used or held for use by NHTC exclusively or primarily with respect to or in connection with the Schools Business, of every nature and description, tangible and intangible, wherever located and whether or not carried on the books or records of NHTC (the "Purchased Assets"), including, without limitation, the following:
                  (1) All leasehold interests in real property on or at which any of the Schools Business and/or NHTC's corporate headquarters facilities and operations (the "Corporate Operations") are conducted or operated ("Subject Real Estate Interests");

                  (2) All fixed and tangible personal property used or held for use exclusively or primarily with respect to or in connection with the Schools Business, including, without limitation, all physical assets and equipment, leasehold improvements, machinery, vehicles, furniture, fixtures, office materials and supplies and spare parts, together with all replacements thereof, additions and alterations thereto, and substitutions therefor;

                  (3) All of the Schools Business' (and not any Excluded Business' (as hereinafter defined) or Corporate Operations') cash on hand, cash equivalents, and bank, brokerage and other deposit accounts;

                  (4) All trade and other accounts and notes receivable of the Schools Business (and not of any Excluded Business or of Corporate Operations);

                  (5) All prepaid expenses, advances and deposits that relate exclusively or primarily to the Schools Business or Subject Real Estate Interests (but not those that relate specifically or primarily to other Corporate Operations or to any Excluded Business);

                  (6) All registered and unregistered patents, patent applications, trade names, service marks, trademarks, trademark applications, trade dress rights, copyrights, copyright applications, inventions, trade secrets, computer software, logos, slogans, proprietary processes and formulae and all other proprietary technical and other information, know-how and intellectual property rights, whether patentable or unpatentable, owned, licensed or used by NHTC exclusively or primarily with respect to or in connection with the Schools Business (but not those that relate exclusively or primarily to any Excluded Business or Corporate Operations), and all goodwill of the Schools Business;

                  (7) All books, records and files exclusively or primarily related to the Schools Business or any Purchased Assets or Assumed Liabilities (as defined in Section 1.02(a) below) (or the appropriate extracts therefrom, to the extent that such books, records and files have other information commingled unrelated to the foregoing) (and it being understood, however, that copies of the same may be retained
         NHTC);

                  (8) All stationery, purchase orders, forms, labels, shipping material, catalogs, brochures, art work, photographs and advertising and promotional copy, materials and literature relating exclusively or primarily to the Schools Business;

                  (9) All rights of NHTC under transferable Permits (as defined in Section 2.02(b)(2) below) required for the operation of the Schools Business; and

                  (10) All rights of NHTC under assignable Assumed Contracts (as defined in Section 1.02(a)(3) below);

                  (11) All of the outstanding Capital Stock of the Natural Health Shoppe, Inc., a Florida corporation, which is a wholly-owned subsidiary of NHTC; and

                  (12) All rights against third parties relating to any of the Purchased Assets or Assumed Liabilities;

all as the same shall exist as of February 27, 1998, but subject to such additions and dispositions as shall have occurred in the ordinary course of business after the date hereof or shall otherwise occur with the written consent of any Heller Party. For purposes of this Agreement, the term "Excluded Business" means and includes the businesses, franchises, rights, claims, privileges, properties and assets owned, used or held for use by NHTC with respect to or in connection with any of its direct or indirect businesses or operations other than (i) Schools Business and (ii) Corporate Operations.

                  (b) Notwithstanding the foregoing, the "Purchased Assets" do not include, and NHTC shall retain all of its right, title and interest in, to and under the following (collectively, the "Excluded Assets"): (i) the businesses, franchises, rights, claims, privileges, properties and assets owned, used or held for use by NHTC exclusively or primarily with respect to or in connection with any Excluded Business, (ii) all outstanding capital stock of subsidiaries held by NHTC, other than The Natural Health Shoppe, Inc., and all receivables, other rights to payment and other obligations of subsidiaries held by NHTC, other than the Natural Health Shoppe, Inc., and (iii) NHTC's corporate seal, minute books, articles of incorporation and by-law documents, stock record books and other books and records that pertain to the organization of NHTC.

         SECTION 1.02.     Assumption of Liabilities.

                  (a) On the Closing Date NHTC shall transfer, assign and delegate to FCNH, and, FCNH shall assume and agree to pay, satisfy and discharge in accordance with their respective terms (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom the same are owed), all indebtedness, liabilities, payments, obligations and commitments (collectively, the "Assumed Liabilities"):

                  (1) resulting from, relating to or arising out of the ownership and/or operation of the Schools Business, any of the Schools, any of the Subject Real Estate Interests or any of the other Purchased Assets (including, without limitation, trade and other accounts payable and other accrued expenses),

                  (2) owed to or held by any Heller Party or any other Related Party (except as otherwise provided in Section 4.01(1)),

                  (3) owed to or held by any Covered Employee (as defined in Section 3.05) on account of or with respect to the period after February 27, 1998,

                  (4) arising under any of the following (collectively, "Assumed Contracts"): (i) Contracts (as defined in Section 2.02(i)(1) below) to which the Schools Business, or NHTC or any subsidiary of NHTC in relation to the Schools Business, is a party or is subject or bound,
         (ii) Contracts by which any of the Purchased Assets is subject or bound, (iii) Contracts under which any of the other Assumed Liabilities has been created or established, and/or (iv) Contracts to which: (x) on the one hand, NHTC or any subsidiary of NHTC is a party or is subject or bound, and (y) on the other hand, FCNH, either of the Hellers, any of their respective affiliated-companies or family members, and the successors and assigns of any of the foregoing (collectively, "Related Parties") is a party or is subject or bound, and

                  (5)   listed on Schedule 1.02(a)(5), and

                  (6)   any litigation arising out of the Schools Business.

                  (b) Notwithstanding the foregoing, the "Assumed Liabilities" do not include, and NHTC shall retain responsibility for and be liable to discharge, pay and perform, all indebtedness, liabilities, payments, obligations and commitments (collectively, the "Retained Liabilities"):

                  (1) for Taxes (as defined in Section 2.02(g) (1 ) below) , and

                  (2) resulting from, relating to or arising out of the ownership of any Excluded Assets.



         SECTION 1.03.     Consideration.

                  (a) The purchase price for the Purchased Assets is ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000) (the "Purchase Price"), which is the value of the Schools Business as determined in good faith by the parties hereto based upon the valuation set forth in the written Appraisal Report, dated June 30, 1997 (the "Valuation Report"), of Freidheim Advisory Services, Inc., Houston, Texas ("FAS"), as revised and confirmed by letter dated February 10, 1998, from Friedman, Leavitt & Associates, Inc. ("FLA"), each addressed to NHTC. In consideration of NHTC's sale of the Purchased Assets to FCNH as aforesaid (in addition to FCNH's assumption of the Assumed Liabilities), on the Closing Date FCNH shall pay to NHTC ONE MILLION EIGHT HUNDRED THOUSAND United States Dollars ($1,800,000) in cash (the "Purchase Price"), by a wire transfer of immediately available funds to an account in the United States designated in writing by NHTC.

         (b) In addition to payment of the Purchase Price, as set forth above, on the Closing Date, the Hellers shall transfer, grant, convey, assign and set over to NHTC, and its successors and assigns forever, and NHTC shall receive from the Hellers, free and clear of any and all liens, security interests, mortgages, pledges, covenants, easements, encumbrances, defects in title, agreements and claims and rights of third parties ("Liens"), all of the Heller Shares, except for 2,000,000 Heller Shares and all of the Heller Options.

         (c) Prior to the date hereof, and as part of the basis for the determination of the Board of Directors of NHTC to approve and recommend to the shareholders this Agreement, the Purchase and Sale and the other Transactions, the Board of Directors of NHTC received a written fair market valuation of the remaining intangible assets of NHTC held or owned by NHTC's wholly-owned subsidiary, GHA (the "Fair Market Valuation"), of Seidman & Co., Inc. ("Seidman").

         SECTION 1.04.     Non-Assigned Assumed Contracts.

                  (a) From and after the Closing (as defined in Section 5.01), NHTC shall: (i) hold in trust for the benefit of FCNH all Non-Assigned Assumed Contracts (as defined below) that have been disclosed to (or the existence of which are otherwise known by NHTC and its management (excluding the Hellers)) prior to the date hereof, (ii) remit (promptly upon receipt thereof) to FCNH all amounts paid to NHTC thereunder in respect of the performance thereof by NHTC or FCNH thereunder, (iii) cooperate with FCNH in any reasonable arrangement designed to provide for FCNH the benefits thereunder, and (iv) insofar as and when permissible, assign to FCNH, at FCNH's written request from time to time, any or all of such Non-Assigned Assumed Contracts. FCNH agrees to perform, in the name and on behalf of NHTC, all Non-Assigned Assumed Contracts as to which the foregoing provisions have been complied with. For purposes of this Agreement, the term "Non-Assigned Assumed Contracts" means and includes those Assumed Contracts as to which (x) the consent of a party thereto (other than a Related Party) is required for an assignment thereof, and (y) such consents are not obtained on or before the Closing Date.

         SECTION 1.05. Tax Values. The: (i) respective fair market values of the discrete items (or categories of items) of Purchased Assets (for tax purposes) as of the Closing Date, on the one hand, (ii) respective (x) fair market values of 3,167,000 of the Heller Shares and Heller Options and (y) values of the discrete items (or categories of items) of Assumed Liabilities as of the Closing Date, on the other hand, and (iii) allocation of such values of 3,167,000 of the Heller Shares and Heller Options, Assumed Liabilities and the Purchase Price among the Purchased Assets, shall be determined as soon as practicable after the Closing Date (but in no event later than 90 days thereafter) through such methodologies (including mutual agreement, and taking into account the Valuation Reports and Fairness Opinion) as FCNH and NHTC shall mutually agree. The parties hereto shall prepare their respective federal, state, local and foreign income tax returns employing such valuations and allocations and shall not take a position in any tax proceeding or tax audit, or otherwise, inconsistent with such valuations and allocations; provided, however, that nothing contained in this Section 1.05 shall require any party to contest beyond (or otherwise than by) the exhaustion of administrative remedies before any taxing authority or agency, and no party shall be required to litigate before any court, including, without limitation, United States Tax Court, any proposed deficiency or adjustment by any taxing authority or agency which challenges any such valuation. Each party hereto shall give each other party hereto: (i) prompt notice of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any taxing authority or agency which challenges any such valuation and/or allocation and (ii) the opportunity to participate in any tax audit or tax proceeding which challenges any such valuation and/or allocation.

         SECTION 1.06. "Purchase and Sale" Defined. The purchase and sale transactions provided for above in this Article I are sometimes referred to herein as the "Purchase and Sale."


                   ARTICLE II: REPRESENTATIONS AND WARRANTIES

         SECTION 2.01.     In General: Disclaimer.

                  (a) The Heller Parties hereby acknowledge and agree that, as between themselves, on the one hand, and NHTC and its management and advisors (excluding the Hellers), on the other, it is the Heller Parties who have the greater knowledge of and experience with NHTC (excluding GHA and its subsidiaries), the School Business, Purchased Assets, Assumed Contracts and other Assumed Liabilities, inasmuch as it is the Hellers who have been actually been managing and operating NHTC and the Schools Business since their inception.
Accordingly:

                  (1) THE SCHOOLS BUSINESS, PURCHASED ASSETS, ASSUMED CONTRACTS AND OTHER ASSUMED LIABILITIES ARE BEING SOLD,
         TRANSFERRED, GRANTED, CONVEYED, ASSIGNED AND SET OVER TO
         FCNH PURSUANT TO THIS AGREEMENT ON AN "AS IS, WHERE IS" BASIS;

                  (2) NHTC MAKES NO GUARANTEES, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SCHOOLS BUSINESS, PURCHASED ASSETS, ASSUMED CONTRACTS OR OTHER
         ASSUMED LIABILITIES OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT; AND

                  (3) NHTC DISCLAIMS AND EXCLUDES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ALL OTHER WARRANTIES,
         OBLIGATIONS, LIABILITIES, RIGHTS AND REMEDIES, EXPRESS, IMPLIED OR ARISING UNDER LAW, INCLUDING, BUT NOT LIMITED TO, ANY

         IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE.

                  (b) In addition, the Heller Parties hereby further acknowledge and agree that: (i) for the reasons stated in Section 2.01(a) above and in order to help establish to the satisfaction of NHTC and its management and advisors (excluding the Hellers) that the Purchase and Sale will be effected in a manner that is legal, valid and binding and that does not result in liabilities, obligations or commitments on the part of NHTC for or in respect of the Schools Business, Purchased Assets, Assumed Contracts, other Assumed Liabilities or to any Related Party, it is FCNH (as opposed to NHTC, as the "seller" party to the Purchase and Sale) that is making certain representations and warranties hereinbelow with respect thereto; (ii) that its making of such representations and warranties is fair and equitable under the circumstances; (iii) the Hellers are aware of the representations and warranties made by FCNH pursuant to Section
2.02 below and acknowledge and agree that, to the best of their knowledge, such representations and warranties are true and correct in all material respects; and (iv) NHTC (and its management and advisors (excluding the Hellers)) is relying upon such representations and warranties in connection with its execution, delivery and performance of this Agreement, notwithstanding any investigation made by NHTC or its management and advisors (excluding the Hellers) or on their behalf.

         SECTION 2.02. Representations and Warranties of FCNH. FCNH hereby represents and warrants to NHTC that:

                  (a) Organization and Good Standing. FCNH is a corporation organized, validly existing and in good standing under the laws of the State of Florida, and has the full corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as presently or contemplated to be conducted.

                  (b)      Consents, Authorizations and Conflicts.

                  (1) Neither the execution and delivery by NHTC or FCNH of this
         Agreement or the Bill of Sale (as defined in Section 4.01(m) below), by the Hellers of this Agreement, by the Hellers or Justin Real Estate Corp. of the Heller Party General Releases (as defined in Section 4.01
         (m) below), or by any of NHTC or the Heller Parties of any of the other agreements, instruments, certificates or other documents executed and delivered (or to be executed and delivered) by NHTC or any of the Heller Parties in connection with this Agreement and/or the consummation of the Transactions (collectively with this Agreement, the Bill of Sale and the General Releases, the "Subject Documents"), nor the consummation of the Transactions, nor the performance by NHTC or any of the Heller Parties of their other respective obligations under the Subject Documents, require any governmental authority or private party consent, waiver, approval, authorization or exemption (collectively, "Consents") or the giving of any notice ("Notice") (including, without limitation, such Consents and Notices as may be necessary or appropriate in order to: (x) vest in FCNH all of NHTC's right, title and interest in, to and under the Purchased Assets, and (y) release NHTC from any liabilities, obligations or commitments under any Assumed Contract or other Assumed Liabilities) applicable to NHTC or any subsidiary thereof (excluding GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) or any of the Heller Parties except for: (i) such Consents and Notices that have been duly obtained (in the case of Consents) or given (in the case of Notices) and are unconditional and in full force and effect,
         (ii) such Consents and Notices that will be duly obtained (in the case of Consents) or given (in the case of Notices) and will be unconditional and in full force and effect on and as of the Closing
         Date,  (iii)  the  Consent  or  approval  of the  shareholders  of NHTC contemplated by ss.607.1202 (Sale of Assets Other than in Regular Course of Business) of the Florida Code, (iv) the requirements under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") that an information statement or proxy statement in respect of the Transactions be filed with the U.S. Securities and Exchange Commission ("SEC") and sent or given to shareholders of NHTC, and (v) such Consents as are required from the USDOE, the Florida Department of Education and its State Board of Independent Postsecondary, Vocational, Technical, Trade and Business Schools (the "Florida State Board"), accreditation bodies who have presently accredited any of the Schools.

                  (2) This  Agreement has been duly  authorized  (in the case of
         FCNH), executed and delivered by the Heller Parties and constitutes the legal, valid and binding obligation of the Heller Parties enforceable against the Heller Parties in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights. From and after the Closing, each other Subject
         Document to which any Heller Party is to be a party will be duly authorized (in the case of FCNH), executed and delivered by the Heller Party(ies) party thereto and will constitute the legal, valid and binding obligation of the Heller Party(ies) party thereto enforceable against such Heller Party(ies) in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights. The execution and delivery by NHTC and the Heller Parties of the Subject Documents to which they are (or are to be) respectively a party, the consummation of the Transactions and the performance by NHTC and the Heller Parties of their other respective obligations under the Subject Documents to which they are (or are to be) respectively a party, does not (except as described in Section 2.02(b)(1) above) and will not contravene, conflict or be inconsistent with, result in a breach of, constitute a violation of or default under, or require or result in any right of acceleration or create or impose any Lien under:
         (w) FCNH's articles of incorporation or by-laws, (x) any federal, state, local or foreign law, statute, ordinance, code, judgment, order, decree, directive, rule or regulations of any governmental authority, court or arbitrator (the foregoing collectively, "Laws") applicable or relating to NHTC or any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) or any Heller Party, or any of their respective businesses, operations, properties or assets, (y) any Contract to which

         NHTC or any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) is a party or is subject or bound, or (z) any governmental or judicial license, permit, right, privilege, registration, report, franchise, authorization or other consent which are required under any Law (the foregoing collectively, "Permits") applicable or relating to NHTC or any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) or any Heller Party, or any of their respective businesses, operations, properties or assets.

                  (c) SEC Filings. For purposes of this Agreement, the term "SEC Filings" means and includes the following documents filed by or on behalf of NHTC with the SEC under the Exchange Act or the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"): (i) NHTC's Annual Reports on Form 10-KSB for its fiscal year ended December 31, 1996 (the "Form 10-K"), (ii) NHTC's Quarterly Reports on Form 10-QSB for its fiscal quarters ended March 31,1997, June 30, 1997, and September 30, 1997, (iii) NHTC's Proxy Statements in relation to its annual meeting of shareholders held on August 4, 1997, and (iv) NHTC's registration statement on Form S-3 dated June 11,1997. Each SEC Filing contains the disclosures required to be made therein (other than matters relating to the business of GHA and its subsidiaries, as to which the Heller Parties make no representation or warranty) under the Exchange Act or the Securities Act, as applicable, and, as of the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (d)      Financial Statements and Liabilities.

For purposes of this Agreement, the term "NHTC Financial Statements" means and includes the audited and unaudited financial statements (including notes thereto) of NHTC appearing in the SEC Filings. The books of account and other financial and accounting records of NHTC and its subsidiaries (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) are, and during the respective periods covered by the NHTC Financial Statements were, correct and complete in all material respects, fairly and accurately reflect or reflected their respective income, expenses, assets and liabilities, including the nature thereof and the transactions giving rise thereto, and provide or provided a fair and accurate basis for the preparation of the NHTC Financial Statements. Such books of account and records have been maintained in accordance with the Exchange Act and all applicable rules and regulations of the SEC, USDOE, Florida State Board, and all applicable accreditation bodies who have presently accredited any of the Schools. The NHTC Financial Statements have been prepared in conformity with generally accepted accounting principals ("GAAP"), consistently applied, are correct and complete in all material respects, and fairly present the consolidated financial position of NHTC as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods covered thereby. As of the date hereof, neither NHTC nor its subsidiaries has any indebtedness, liabilities, payments, obligations or commitments (absolute, contingent or otherwise) other than those: (i) set forth or reserved against in the most recent of the NHTC Financial Statements, (ii) incurred since the date of the most recent of the NHTC Financial Statements in the ordinary course of its business or otherwise consistent with recent past practice that are, individually and in the aggregate, of an immaterial nature and amount, (iii) arising under Laws or under Permits and Contracts that have previously been disclosed in the SEC Filings or otherwise disclosed in writing to, or actually known by, the present Chairman of NHTC ("Previously Disclosed"), and (iv) incurred by GHA or any of its subsidiaries.

                  (e) Information or Proxy Statement. None of the information with respect to any of the Heller Parties or any other Related Party included in the Information Statement or Proxy Statement (as defined in Section 3.01), and none of the other information supplied by or on behalf of any of the Heller Parties or any other Related Party for inclusion in the Information Statement or Proxy Statement or any other document filed with the SEC or The Nasdaq Stock Market, Inc. ("NASDAQ") or any regulatory body in connection with the Transactions, will, at the respective times that they (including any amendments, supplements or revisions thereto and any preliminary version thereof) are so filed and, with respect to the Information Statement or Proxy Statement, when mailed to the shareholders of NHTC and at the time of the Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading or, in the case of the Information Statement or Proxy Statement, will be false or misleading with respect to any material fact, or will omit to state any material fact to correct any statement in any earlier communication with respect to the Transactions which has become false or misleading.

                  (f) Litigation and Compliance. Except as Previously Disclosed or (in the case of the following clauses (iii), (v) and (vi) only) where such events or circumstances could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operations, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of NHTC and its subsidiaries, taken as a whole, both prior to and after the Closing (a "Material Adverse Effect"): (i) there are no governmental authority or private party actions, suits, claims, proceedings or investigations pending or threatened against NHTC, any subsidiary thereof or any Heller Party or any other Related Party: (x) relating to either NHTC, any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) or any properties or assets now or previously owned, leased or operated by NHTC or any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty), (y) which questions or challenges the validity of this Agreement or any other Subject Document or any action taken or to be taken by NHTC or any Heller Party pursuant thereto, or (z) which questions or challenges NHTC's or any of its subsidiary's (excepting than GHA's and its subsidiaries', as to which the Heller Parties are making no representation or warranty) right, title or interest in or to any of its properties or assets;
(ii) neither NHTC nor any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) is the subject of any judgment, order or decree of any governmental authority, court or arbitrator; (iii) NHTC and each of its subsidiaries (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) is in compliance with all Laws applicable or relating to their respective businesses, operations, properties or assets; (iv) neither NHTC nor any of its subsidiaries (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) has engaged in any unfair trade practice, committed any commercial or other fraud, paid or provided any kickbacks, bribes or other gratuitous goods or services in order to solicit, secure or maintain any business or commercial relationship, or committed any act or omission actionable under the federal Racketeer Influenced and Corrupt Organizations Act, as amended ("RICO"), or any similar state Laws, or under the federal Foreign Corrupt Practices Act or any similar state Laws, nor has any Heller Party or other Related Party engaged in or committed any such acts or omissions or made any such payments in order to benefit, directly or indirectly, NHTC, any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) or the prospects thereof; (v) NHTC and each subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) has obtained all Permits which are required under any applicable Laws to own and/or operate the respective businesses, operations, properties and assets; and (vi) all such Permits are valid and in full force and effect, and there exists no default or violation by NHTC or any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) with respect to any such Permit.

                  (g)      Taxes.

                  (1) For purposes of this Agreement, the terms "Tax" or "Taxes" mean and include all taxes, charges, levies or other like assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, capital, payroll, employment, excise, stamp, property or other taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by any federal, state, local or foreign governmental authority.

                  (2) NHTC and each subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) have filed all Tax returns required to be filed by them, which returns are complete and correct in all material respects, and neither NHTC nor any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) is in default in the payment of any Taxes which were payable pursuant to said returns, except where the failure to so file or such default could not reasonably be expected to have a Material Adverse Effect. Neither NHTC nor any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) has, for the five-year period preceding the Closing Date, been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Tax Code"). As of December 31, 1996, NHTC and each of its subsidiaries (excepting GHA and its
         subsidiaries,   as  to  which  the   Heller   Parties   are  making  no
         representation or warranty) has paid or accrued on its books and records all liability for Taxes with respect to all periods or portions thereof ending on or before such date. For the period January 1, 1997 through the Closing Date, neither NHTC nor any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) has incurred any liability for Taxes other than Taxes arising in the ordinary course of business with respect to such period. Neither NHTC nor any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty): (i) is under audit, examination or review by any taxing authority nor has any such audit, examination or review been threatened; (ii) has received notice of any proposed or actual assessment or deficiency with respect to Taxes; (iii) has extended the statute of limitation with respect to the assessment or collection of any Taxes.

                  (h)      Employee Plans.

                  (1) Except as Previously Disclosed, there is no, and has not been for the five-year period preceding the Closing Date any, "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which (x) is or was subject to any provision of ERISA, and (y) is or was maintained, administered or contributed to by NHTC or any ERISA Affiliate thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) that covers any employee or former employee of NHTC or any ERISA Affiliate thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) or under which NHTC or any such ERISA Affiliate (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) has any material liability, which has not, as of the date hereof, been Previously
         Disclosed. Such plans are hereinafter referred to collectively as the "Employee Plans"; and for purposes of this Agreement, the term "ERISA Affiliate", of any person or entity, means and includes any other person or entity which is a member of a controlled group of corporations with such person (within the meaning of Section 414(b), 414(c) or 414(m) of the Tax Code).

                  (2) Except as Previously Disclosed, there are no material liabilities relating to any Employee Plan. Prior to the date hereof there has been no amendment to, written interpretation or announcement (whether or not written) by NHTC or any of its ERISA Affiliates (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) relating to, or change in employee participation or coverage under, any Employee Plan which would increase the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal quarter and fiscal year ended on December 31, 1996. Each Employee Plan is and has been since inception in compliance in all material respects with the applicable provisions of ERISA and the applicable provisions of the Tax Code. All contributions required to be made to each Employee Plan have been timely made. Each Employee Plan intended to be qualified under
         Section 401 of the Tax Code (if any) is so qualified and has received a favorable determination letter from the U.S. Internal Revenue Service ("IRS"). No Employee Plan is or was a "defined benefit plan", as defined in Section 3(35) of ERISA, or a "multiemployer plan", as defined in Section 3(37)(A) of ERISA. There are no pending or threatened investigations, audits, examinations or inquiries by any governmental authority involving any Employee Plan, no threatened or pending claims (except for claims for benefits payable in the ordinary course), suits or proceedings against any Employee Plan or asserting any rights or claims to benefits under any Employee Plan which could reasonably be expected to give rise to any liability, nor are there any facts which could give rise to any liability in the event of any such investigation, audit, examination, inquiry, claim, suit or proceeding.

                  (i)      Contracts.

                  (1) For purposes of this Agreement, the term "Contract" means and includes any contract, agreement, instrument, undertaking, bid, commitment or arrangement, written or oral, of any kind or description whatsoever, including, without limitation, all: leases (of real or personal property), licenses, indentures, credit agreements, debt instruments, guarantees, mortgages, security agreements, joint venture agreements, company or business acquisition or disposition agreements, concession agreements, management agreements, consulting agreements, employment agreements, powers of attorney, agency agreements, equipment purchase orders, customer purchase orders, supply orders, indemnity agreements, and agreements or covenants not to compete.

                  (2) There are no Contracts to which NHTC or any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) is a party or is subject or bound, including Related Party Contracts, which have not been Previously Disclosed. All such Contracts are in full force and effect in accordance with the written terms thereof, and there are no outstanding defaults by NHTC or any subsidiary thereof (excepting GHA and its subsidiaries, as to which the Heller Parties are making no representation or warranty) or, to the Heller Parties' knowledge, by any other party under any such Contract; and no event, act or omission has occurred which has resulted, or (with or without notice, the passage of time or the occurrence of any other event) could result, in a default under any such Contract.

                  (j) Subsidiaries. NHTC does not own, directly or indirectly, any equity or proprietary interests or securities of any entity or enterprise organized under the laws of the United States, any state thereof, the District of Columbia or any other domestic or foreign jurisdiction, or otherwise created or established by agreement, that has not been Previously Disclosed.

         SECTION 2.03. Representations and Warranties of NHTC. NHTC hereby represents and warrants to the Heller Parties that:

                  (a) Organization and Good Standing. NHTC is a corporation organized, validly existing and in good standing under the laws of the State of Florida, and has the full corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as presently or contemplated to be conducted.

                  (b)      Consents, Authorizations and Conflicts.

                  (1) Neither the execution and delivery by NHTC of this Agreement, the Bill of Sale or any of the other Subject Documents, nor the consummation of the Transactions, nor the performance by the NHTC of its other obligations under the Subject Documents, require any Consent or Notices applicable to GHA and its subsidiaries except for:
         (i) such Consents and Notices that have been duly obtained (in the case of Consents) or given (in the case of Notices) and are unconditional and in full force and effect, and (ii) such Consents and Notices that (NHTC hereby covenants and agrees) will be duly obtained (in the case of Consents) or given (in the case of Notices) and will be unconditional and in full force and effect on and as of the Closing Date.

                  (2) This Agreement has been duly authorized, executed and delivered by NHTC and constitutes the legal, valid and binding obligation of NHTC enforceable against NHTC in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights. From and after the Closing, each other Subject Document to which NHTC is to be a party will be duly authorized, executed and delivered by NHTC and will constitute the legal, valid and binding obligation of NHTC enforceable against NHTC in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights. The execution and delivery by NHTC of the Subject Documents to which it is (or is to be) a party, the consummation of the Transactions and the performance by NHTC of its other obligations under the Subject Documents to which it is (or is to
         be) a party, does not (except as described in Section 2.03(b)(1) above) and will not contravene, conflict or be inconsistent with, result in a breach of, constitute a violation of or default under, or require or result in any right of acceleration or to create or impose any Lien under: (w) NHTC's articles of incorporation or by-laws, (x) any Laws applicable or relating to GHA and its subsidiaries, or any of their respective businesses, operations, properties or assets, (y) any Contract to which GHA or any subsidiary thereof is a party or is subject or bound, or (z) any Permits applicable or relating to GHA or any subsidiary thereof, or any of their respective businesses, operations, properties or assets.

                  (c) Information or Proxy Statement. None of the information with respect to NHTC included in the Information Statement or Proxy Statement, and none of the other information supplied by or on behalf of NHTC for inclusion in the Information Statement or Proxy Statement or any other document filed with the SEC or NASDAQ or any regulatory body in connection with the Transactions, will, at the respective times that they (including any amendments, supplements or revisions thereto and any preliminary version thereof are so filed and, with respect to the Information Statement, when mailed to the shareholders of NHTC and at the time of the Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading or, in the case of the Information Statement, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the Transactions which has become false or misleading.


                         ARTICLE III: CERTAIN COVENANTS

         SECTION 3.01. Information or Proxy Statement. (a) As soon as practicable after the date hereof, NHTC, with the cooperation of the Heller Parties, shall prepare and file with the SEC either: (i) (if shareholder approval is to be obtained by written consent) preliminary and final versions of a combined (x) information statement under the Exchange Act in respect of this Agreement, the Purchase and Sale and the other Transactions and (y) notice pursuant to ss.607.0704 (`Action by Shareholders without a Meeting) and ss.607.1320 (Procedures for Exercise of Dissenters' Rights) of the Florida Code in respect of the Purchase and Sale (such combined information statement and notice, the "Information Statement"), or (ii) (if a special meeting of shareholders is to be called to obtain shareholder approval) preliminary and final versions of a notice of meeting and proxy statement in respect of this Agreement, and the Purchase and Sale and other Transactions (the "Proxy Statement"); and (iii) such other filings and materials relating to the Transactions as are required by the Exchange Act, the Florida Code and any applicable rules and regulations of NASDAQ. The Information Statement or Proxy Statement shall comply as to form and content in all material respects with the requirements of the Exchange Act and all other applicable Laws. Each of the parties hereto shall use its best efforts to obtain and furnish the information required to be included in the Information Statement or Proxy Statement and to respond promptly to any comments made by the SEC with respect thereto. NHTC shall cause the definitive Information Statement or Proxy Statement to be sent or given to its shareholders at the earliest practicable time after any waiting or review period required by the SEC.

         SECTION 3.02.     Consents and Notices.

                  (a) Promptly after the date hereof, the parties hereto shall use their respective reasonable best efforts to obtain all Consents and give all Notices which may be necessary or appropriate in order to consummate the Purchase and Sale (including, without limitation, such Consents and Notices as may be necessary or appropriate in order to: (x) vest in FCNH all of NHTC's right, title and interest in, to and under the Purchased Assets, and (y) release NHTC from any and all indebtedness, liabilities, payments, obligations and commitments under, for or in respect of all Assumed Contracts and all other Assumed Liabilities). The parties hereto shall not (i) submit or file any documents, materials or information to or with, or take any other action before or at the request of, any governmental authority in respect of any Laws or Permits, or (ii) take any other action with respect to, or which may affect NHTC's, FCNH's or any of their respective subsidiaries' rights under, any Contract or Permit without (in each case) first consulting with (in the case of the Heller Parties) counsel to NHTC or (in the case of NHTC) counsel to FCNH. The parties hereto shall otherwise cooperate with each other in discharging their respective obligations under this Section 3.02, and shall promptly advise counsel to the other parties hereto of any difficulties encountered in obtaining any such Consents or giving any such Notices.

                  (b) The Heller Parties hereby acknowledge and agree that: (i) in order to preserve (from and after the Closing) for the Schools Business (x) the accredited status of the Schools and (y) the Schools' students' access to the financial aid programs to which they currently have access, at substantially current levels), Consents of and/or Notices to the USDOE, Florida State Board and certain accrediting agencies are required; (ii) under the applicable rules and regulations of such authorities and agencies such Consents cannot be obtained prior to the Closing; and (iii) accordingly, the obtaining of such Consents are not and shall not be conditions to the Closing.

         SECTION 3.03. Best Efforts to Satisfy Conditions. Each of the parties hereto shall use its reasonable best efforts to cause the conditions to the Closing set forth in Article VI hereof to be satisfied, to the extent that the satisfaction of such conditions is in the control of such party, as soon as practicable after the date hereof; provided, however, the foregoing shall not constitute a limitation upon the covenants and obligations of any party otherwise expressly set forth in this Agreement.

         SECTION 3.04. Representations and Warranties. From the date hereof to the Closing Date, the parties hereto shall refrain from taking any action, or fail to act in such a way, that would render any of its representations and warranties contained in Article 11 inaccurate at and as of the Closing Date, and shall promptly advise the other such parties hereto of any such event or circumstance and of any other breach of any representation, warranty, covenant, condition or obligation of such party hereunder.

         SECTION 3.05. NHTC Employees. Promptly after the date hereof, FCNH shall offer to each employee of NHTC, any subsidiary thereof and/or the Schools Business that is not also an employee of GHA or any subsidiary thereof (each, a "Covered Employee") employment with FCNH (effective from and after the Closing) at substantially the same salary, other compensation and benefits, and otherwise on substantially the same other terms, as those which applied to such Covered Employee on the date hereof as an employee of NHTC or its subsidiary. FCNH hereby acknowledges and agrees that all liabilities, claims and obligations of NHTC or any subsidiary thereof owed or owing to any Covered Employee (whether or not such Covered Employee accepts employment with FCNH) arising at any time prior to the Closing (including, without limitation, for salary, severance, vacation or sick pay or for health care and other benefits) are and shall be Assumed Liabilities of FCNH.

         SECTION 3.06. Confidential Information. Unless and until the Closing shall not occur and this Agreement shall have been terminated, without the specific prior written consent of NHTC, the Heller Parties shall not, and shall cause their respective officers, directors, employees, counsel, accountants and lenders (and the respective employees, agents and representatives thereof (collectively, "Heller Party Restricted Persons") to not, directly or indirectly, at any time after the date hereof (including after the Closing), divulge to any person or entity, or use for their own direct or indirect benefit, any information confidential and/or proprietary to NHTC or any subsidiary thereof concerning the business, affairs, assets, liabilities, revenues, condition (financial or otherwise), or prospects, customers or suppliers of NHTC or any subsidiary thereof, whether created or developed by any Heller Party Restricted Person or on the behalf of any Heller Party Restricted Person, or with respect to which any Heller Party Restricted Person may have knowledge or access, it being the intent of the parties hereto to restrict the Heller Party Restricted Persons from disseminating or using any such information which is at the time of such use or dissemination unpublished and not readily available or generally known to the public; provided, however, that from and after the Closing, the foregoing restrictions shall not apply to any such information concerning the business, affairs, assets, liabilities, revenues, condition financial or otherwise), or prospects, customers or suppliers of the Schools Business.

         SECTION 3.07. Public Announcements. No party hereto shall make any announcement to the public, to NHTC's or FCNH's respective "trades" or to the respective employees, customers or suppliers of such parties, or to any federal, state, local or foreign government, agency or authority, with respect to this Agreement and/or the Transactions (an "Announcement") to which FCNH or NHTC shall reasonably object; provided, however, that (x) NHTC will be required under the Exchange Act and/or the Florida Code to file with the SEC and disseminate to its shareholders the Information Statement, and (y) NHTC and the Heller Parties will be required under the Exchange Act to file with the SEC a report or schedule with respect to this Agreement and the Transactions, and such filing and dissemination shall be permitted in all events. Each party shall afford the other parties hereto the opportunity to review and comment upon each Announcement proposed to be made by it prior to the release thereof.

         SECTION 3.08. Transfer Restrictions. From and after the date hereof and until the Closing, no Heller Party shall sell, assign, pledge, donate, transfer or otherwise dispose of any of the their respective Heller Shares, except to another Heller Party or except for 2,000,000 Heller Shares, without the prior written consent of NHTC.

                        ARTICLE IV: CONDITIONS TO CLOSING

         SECTION 4.01. Conditions to Obligations of NHTC. The obligation of NHTC to consummate the Purchase and Sale and the other Transactions is subject to the satisfaction of the following conditions, each of which may be waived by NHTC.

                  (a) Representations and Warranties; Performance of Obligations. The representations and warranties of FCNH set forth in Article II shall be true and correct on the Closing Date as if made on and as of the Closing Date. The Heller Parties shall have performed the agreements and obligations required to be respectively performed by them under this Agreement prior to the Closing Date. FCNH and the Hellers shall have executed and delivered to NHTC a certificate or certificates certifying to their compliance with the foregoing, in form and substance reasonably satisfactory to NHTC.

                  (b) Charter, By-laws, etc. FCNH shall have delivered to NHTC a certificate signed by two or of more its officers certifying to: (i) a true, correct and complete copy of FCNH's articles of incorporation, (ii) a true, correct and complete copy of FCNH's by-laws, (iii) a true, correct and complete copy of all FCNH Board of Directors and shareholder resolutions adopted in connection with this Agreement and/or the Transactions, and (iv) the identity and signature of its officer or officers who shall have executed this Agreement or any other Subject Document in the name or on behalf of FCNH on or before the Closing Date.

                  (c) Consents and Notices. All Consents and Notices which may be necessary or appropriate in order for NHTC to consummate the Purchase and Sale or any of the other Transactions (including, without limitation, such Consents and Notices as may be necessary or appropriate in order to release NHTC from any and all indebtedness, liabilities, payments, obligations and commitments under, for or in respect of all Assumed Contracts and all other Assumed Liabilities) shall have been duly obtained (in the case of Consents) or given (in the case of Notices) and shall be unconditional and in full force and effect.

                  (d) Legal Restraints. There shall not have been proposed or enacted any Laws, or any change in any existing Laws, which prohibits or delays, or threatens to prohibit or delay, the consummation of the Purchase and Sale or any of the other Transactions or which could reasonably be expected to have a Material Adverse Effect. No action, suit, claim or proceeding shall have been commenced or threatened by any governmental authority or private party (i) seeking to restrain, enjoin or hinder, or to seek damages from NHTC or any subsidiary thereof on account of, the consummation of the Purchase and Sale or any of the other Transactions, or (ii) which could reasonably be expected to have a Material Adverse Effect.

                  (e) No Material Adverse Change. There shall have been no material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of NHTC and its subsidiaries, taken as a whole, since the date of this Agreement. NHTC Common Stock shall continue to be quoted in the NASDAQ Small Cap market; and there shall not have been proposed or enacted any Laws, or any change in any existing Laws, and no action, suit, claim or proceeding shall have been commenced or threatened by any governmental authority, NASDAQ or any private party seeking that would result in the discontinuance of such listing.

                  (f) Valuation Reports and Fairness Opinion. FAS shall have delivered to NHTC a letter or other writing dated the Closing Date wherein FAS confirms or reaffirms as of the Closing Date the valuation of the Schools Business as set forth in theValuation Report. Seidman shall have delivered to NHTC a letter dated the Closing Date and addressed to the Board of Directors of NHTC wherein it confirms or reaffirms as of the Closing Date the opinion as to the fair market valuation of NHTC's remaining intangible assets set forth in the original Fair MarketValuation.

                  (g) Purchase Price. FCNH shall have paid to NHTC the Purchase Price, in the manner provided in Section 1.03.

                  (h) Heller Shares and Heller Options. The Heller Parties shall have delivered to NHTC the certificate or certificates and/or agreements representing 3,167,000 of the Heller Shares and the Heller Options, endorsed by the Heller Parties in blank or accompanied by a stock power executed by the Heller Parties in blank.

                  (i) Instruments of Transfer. FCNH shall have executed and delivered to NHTC: (i) a Bill of Sale and Assumption effecting the transfer of the Purchased Assets, Assumed Contracts and other Assumed Liabilities provided for in Sections 1.01 and 1.02 hereof and otherwise in form and substance reasonably substance reasonably satisfactory to NHTC and FCNH (the "Bill of Sale"), and (i) such other instruments of assumption as NHTC shall reasonably request in order to further evidence and/or effect, of record or otherwise, the assumption by FCNH of the Assumed Contracts and other Assumed Liabilities.

                  (j) Resignations. NHeller and EHeller shall have resigned all of their respective positions as an officer, director, member of a committee of the Board of Directors and/or employee of NHTC and any and all subsidiaries thereof.

                  (k) Termination of Related Party Contracts. All Related Party Contracts shall have been terminated by mutual consent and NHTC and its subsidiaries shall have been released from all indebtedness, liabilities, payments, obligations and commitments thereunder, in both cases, without any requirement for further payments or other consideration. Without limiting the generality of the foregoing: (i) any and all indebtedness or other amounts payable by either of the Hellers to NHTC or any subsidiary thereof (under any Related Party Contract, or otherwise) shall have been paid in full on or before the Closing Date, (ii) the two Employment Agreements, dated as of November 24, 1997, between NHTC, on the one hand, and NHeller and EHeller (respectively), on the other, shall be terminated by mutual consent and with the effect of a termination under Sections 13(b) thereof (and not Sections 13(c) thereof, and (iii) the Agreement dated June 7, 1995 and the Property Management Agreement dated June 7, 1995 (in both cases) between NHTC and Justin Real Estate Corp. ("Justin") shall be terminated by mutual consent without any requirements for further payments or other consideration. Nothwithstanding the foregoing, the Hellers shall receive, on or before the Closing Date, all compensation payments which they are entitled to receive through and including the Closing Date, and compensation at their usual and customary rate in lieu of accrued but unused vacation time accrued through the Closing Date.

                  (l) General Releases. Each of the Hellers, Justin Corp. and any other Related Party reasonably requested by NHTC, shall have executed and delivered a general release instrument, dated as of the Closing Date (each, a "Heller Party General Release"): (i) whereby such Related Party (in such capacity, a "Releasor") releases and forever discharges NHTC and its successors, assigns, subsidiaries, parent corporations, affiliates and shareholders, and the officers, directors, employees and agents of any of the foregoing (each, a "Releasee"), from all claims, duties, obligations, liabilities, damages, debts, causes of action, proceedings, suits, judgments, liens and executions, whether known or unknown, absolute or contingent, matured or unmatured, and foreseen or unforeseen, and whether belonging to any Releasor individually or derivatively through another Releasor, that any Releasor may have had, may then have or may thereafter have against any Releasee (except those: (x) arising under any of the Subject Documents and (y) in respect of indemnification rights granted under the certificate or articles of incorporation or by-laws of NHTC or any subsidiary thereof arising out of the Hellers having served as officers and directors of any such entities prior to the Closing (and, in the case of NHeller, continuing to serve as a director of NHTC after the Closing), and (ii) otherwise in form and substance reasonably satisfactory to NHTC.

                  (m) Dissenters Rights. NHTC shall not have received demands for payment of the fair value of shares of NHTC Common Stock pursuant to ss.607.1301 (Dissenter's Rights; Definitions), ss.607.1302 (Right of Shareholders to Dissent) and ss.607.1320 (Procedure for Exercise of Dissenter's Rights) of the Florida Code with respect to more than 5% of the outstanding shares of NHTC Common Stock.

                  (n) Other Matters. The Heller Parties shall have furnished or caused to be furnished to NHTC, in form and substance reasonably satisfactory to NHTC or its counsel, such certificates and other evidences as NHTC may reasonably request as to the satisfaction of the conditions contained in this
Section 4.01.

         SECTION 4.02. Conditions to Obligations of the Heller Parties. The obligations of the Heller Parties to consummate the Purchase and Sale and the other Transactions is subject to the satisfaction of the following conditions, each of which may be waived by any of the Heller Parties.

                  (a) Representations and Warranties: Performance of Obligations. The representations and warranties of NHTC set forth in Article 11 shall be true and correct on the Closing Date as if made on and as of the Closing Date. NHTC shall have performed the agreements and obligations required to be respectively performed by them under this Agreement prior to the Closing Date. NHTC shall have executed and delivered to the Heller Parties a certificate or certificates certifying to their compliance with the foregoing, in form and substance reasonably satisfactory to FCNH.

                  (b) Charter, By-laws, etc. NHTC shall have delivered to NHTC a certificate signed by two or of more its officers certifying to: (i) a true, correct and complete copy of NHTC's articles of incorporation, (ii) a true, correct and complete copy of NHTC's by-laws, (iii) a true, correct and complete copy of all NHTC Board of Directors and shareholder resolutions adopted in connection with this Agreement and/or the Transactions, and (iv) the identity and signature of its officer or officers who shall have executed this Agreement or any other Subject Document in the name or on behalf of NHTC on or before the Closing Date.

                  (c) Consents and Notices. All Consents and Notices which may be necessary or appropriate in order to vest in FCNH all of NHTC's right, title and interest in, to and under the Purchased Assets for shall have been duly obtained (in the case of Consents) or given (in the case of Notices) and shall be unconditional and in full force and effect. In order to avoid any doubt, the Heller Parties hereby acknowledge and agree that the Consents of and/or Notices to the USDOE, Florida State Board and any Schools' accrediting agencies are not conditions to the obligations of the Heller Parties to consummate the Purchase and Sale and the other Transactions.

                  (d) Legal Restraints. There shall not have been proposed or enacted any Laws, or any change in any existing Laws, which prohibits or delays, or threatens to prohibit or delay, the consummation of the Purchase and Sale or any of the other Transactions. No action, suit, claim or proceeding shall have been commenced or threatened by any governmental authority or private party seeking to restrain, enjoin or hinder, or to seek damages from any Heller Party on account, of the consummation of the Purchase and Sale or any of the other Transactions.

                  (e) Receipt. NHTC shall have executed and delivered to FCNH a written instrument, in form and substance reasonably satisfactory FCNH, acknowledging receipt of the Purchase Price and 3,167,000 (pre-split) of the Heller Shares..

                  (f) Instruments of Transfer. NHTC shall have executed and delivered to FCNH: (i) the Bill of Sale, and (ii) such other instruments of transfer as FCNH shall reasonably request in order to further evidence and/or effect, of record or otherwise, the Purchase and Sale of the Purchased Assets.

                  (g) Purchase Financing. The Heller Parties shall have obtained the moneys necessary to pay the entire Purchase Price at the Closing.

                  (h) Other Matters. NHTC shall have furnished or caused to be furnished to the Heller Parties, in form and substance reasonably satisfactory to the Heller Parties or their counsel, such certificates and other evidences as any of the Heller Parties may reasonably request as to the satisfaction of the conditions contained in this Section 4.02.


                       ARTICLE V: CLOSING AND TERMINATION

         SECTION 5.01. Closing. The closing of the Purchase and Sale and other transactions contemplated hereby (the "Closing") shall, unless another place is agreed to by Purchaser and Seller, take place at the offices of McLaughlin & Stern, LLP, 260 Madison Avenue, New York, N.Y., at 10:00 A.M., local time, on such date mutually agreed upon by Purchaser and Seller that is within five business days after (i) the twentieth (20th) calendar day after the Information Statement shall have been sent or given to the shareholders of NHTC within the meaning of Rule 14c-2(b) of the Exchange Act, or (ii) the Transactions are approved by the shareholders of NHTC at a special meeting called for such purpose (as the case may be, the "Closing Date").

         SECTION 5.02.     Termination of Agreement.

                  (a) This Agreement may be terminated, and the Purchase and Sale and other Transactions may be abandoned (without the requirement for any action on the part of the shareholders of NHTC or FCNH), by either NHTC or FCNH, upon notice to the other such party hereto, if the Closing shall not have occurred on or before September 1, 1998, unless extended by mutual agreement of the parties (the "Deadline Date"); provided, however, that: (i) NHTC shall not be permitted to terminate this Agreement under this Section 5.02 if the Closing shall not have occurred by the Deadline Date by reason of any breach by NHTC of
Section 3.03; and (ii) the FCNH shall not be permitted to terminate this Agreement under this Section 5.02 if the Closing shall not have occurred by the Deadline Date by reason of any breach by any of the Heller Parties of Section 3.03.

                  (b) Termination of this Agreement under this Section 5.02 shall automatically and irrevocably terminate all liabilities and obligations of the terminating party (and, in the event that the terminating party is the FCNH, the other Heller Parties) arising under this Agreement; all rights of the terminating party (and such other parties) arising under this Agreement, and all liabilities and obligations of the other party or parties hereto, shall survive any such termination.

                           ARTICLE VI: INDEMNIFICATION

         SECTION 6.01.     By FCNH and the Hellers.

                  (a) Subject to the limitations set forth below in this Section 6.01(a), from and after the Closing Date, FCNH shall indemnify NHTC its subsidiaries and their respective directors, officers, employees and agents (collectively, the "NHTC Indemnified Persons"), against, and hold the NHTC Indemnified Persons harmless from, any and all Losses (as defined in Section 6.03) directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, any of the NHTC Indemnified Persons resulting from, relating to arising out of:

                  (1) any breach of any of the representations or warranties of the Heller Parties set forth in Article II hereof or in any other Subject Document,

                  (2) any breach of any covenant or agreement made by any Heller Party under this Agreement or any other Subject Document,

                  (3) (i) any Assumed  Contract or any other Assumed  Liability,
         (ii) any other indebtedness, liability, payment, obligation or commitment of NHTC or any subsidiary thereof which FCNH has assumed or for which FCNH has expressly agreed to assume or be responsible for as part of or in connection with the Transactions contemplated hereby, and
         (iii) any indebtedness, liability, payment or obligation of NHTC neither described nor referred to in any of clauses (i) through (iv) of
         Section 2.02(d), or ,

                  (4) any liability, payment or obligation in respect of any litigation, claim, action or similar matter: (i) relating to any of the Schools, the Schools Business, any of the Purchased Assets or any of the Assumed Contracts or other Assumed Liabilities (including, without limitation, the action described in Item 3 of the Form 10-K for the year ended December 31, 1996), (ii) asserted by any Related Party,
         (iii) Previously Disclosed pursuant to Section 2.02(f) (or that should have been so Previously Disclosed), or (iv) that would or should have been Previously Disclosed pursuant to Section 2.02(f) but for the fact that the matter (x) could not reasonably be expected to have a Material Adverse Effect or (y) arose after the date of this Agreement.

                  (b) The right to indemnification under this Section 6.01 is subject to the following limitations:

                  (1) The indemnification rights under this Section 6.01 shall expire at the respective times set forth in Section 6.05, and FCNH shall have no liability under this Section 6.01 or otherwise in connection with the Transactions unless an NHTC

         Indemnified Person gives written notice to FCNH asserting a claim for Losses, including reasonably detailed specific facts and circumstances pertaining thereto, before the expiration of the periods of time that the underlying representations, warranties, covenants and agreements survive under Section 6.05 hereof.

                  (2) Indemnification for claims under this Section 6.01 shall be payable hereunder only if and to the extent that the aggregate amount of all Losses of the NHTC Indemnified Persons to which this
         Section 6.01 hereof applies shall exceed $20,000, and shall not be payable in any event with respect to the first $20,000 of such Losses, provided, however, that the foregoing limitations shall not apply with respect to claims under either of clauses (3) or (4) under Section 6.01(a).

                  (3) The liability for all claims under this Section 6.01 of FCNH shall in no event exceed the amount of the Purchase Price, provided, however, that the foregoing limitations shall not apply with respect to claims under either of clauses (3) or (4) under Section 6.01(a).

                  (c) From and after the Closing Date, the Hellers shall indemnify and hold the NHTC Indemnified Persons harmless from, any and all Losses directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, any of the NHTC Indemnified Persons resulting from, relating to arising out of any malfeaseance, intentional or reckless engagement in any fraud, gross negligence, misrepresentation or deception of NHTC by the Hellers in connection with the operations of NHTC through the Closing Date.

         SECTION 6.02.     By NHTC.


                  (a) Subject to the limitations set forth below in this Section 6.02, from and after the Closing Date, NHTC shall indemnify the Heller Parties and their respective directors, officers, employees and agents (collectively, the "Heller Indemnified Persons"), against, and hold the Heller Indemnified Persons harmless from, any and all Losses directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, any of the Heller Indemnified Persons resulting from, relating to arising out of:

                  (1) any breach of any of the representations or warranties of NHTC Parties set forth in Article II hereof or in any other Subject Document,

                  (2) any breach of any covenant or agreement made by NHTC Party under this Agreement or any other Subject Document, or

                  (3)      any Retained Liability.

                  (b) The right to indemnification under this Section 6.02 is subject to the following limitations:

                  (1) The indemnification rights under this Section 6.02 shall expire at the respective times set forth in Section 6.05, and NHTC shall not have any liability under this Section 6.02 or otherwise in connection with the transactions contemplated by this Agreement unless a Heller Indemnified Person gives written notice to NHTC asserting a claim for Losses, including reasonably detailed specific facts and circumstances pertaining thereto, before the expiration of the periods of time that the underlying representations, warranties, covenants and agreements survive under Section 6.05 hereof.

                  (2) Indemnification for claims under this Section 6.02 shall be payable hereunder only if and to the extent that the aggregate amount of all Losses of the Heller Indemnified Persons to which this
         Section 6.02 hereof applies shall exceed $20,000, and shall not be payable in any event with respect to the first $20,000 of such Losses.

                  (3) NHTC's liability for all claims under this Section 6.02 shall in no event exceed the amount of the Purchase Price.

         SECTION 6.03. "Losses" Defined. In this Agreement, the term "Losses" means and includes all losses, claims, liabilities, damages (including, without limitation, punitive, consequential and special damages awarded to any third-party claimant), judgments, liabilities, payments, obligations, costs and expenses (including, without limitation, any costs of investigation, remediation or cleanup, and any reasonable legal fees and costs and expenses incurred after the Closing Date in defense of or in connection with any alleged or asserted liability, payment or obligation as to which indemnification may apply hereunder), regardless of whether or not any liability, payment, obligation or judgment is ultimately imposed against the NHTC Indemnified Persons or Heller
Indemnified Persons and whether or not the NHTC Indemnified Persons or Heller Indemnified Persons are made or become parties to an action, suit or proceeding in respect thereof, voluntarily or involuntarily.

         SECTION 6.04. Notice of Claims. With respect to any matter as to which any person or entity (the "Indemnified Person") is entitled to indemnification from any other person or entity (the "Indemnifying Person") under this Article VI, the Indemnified Person shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of its choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against the Indemnified Person in respect of, resulting from, relating to or arising out of such matter, and the costs and expenses thereof shall be subject to the indemnification obligations of the Indemnifying Person hereunder; provided, however, that if the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Person in respect of such matter to the fullest extent provided by this Article VI, the Indemnifying Person shall be entitled, at its option, to assume and control the defense of such claim, action, suit or proceeding at its expense through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnified Person. Neither an Indemnified Person nor an Indemnifying Person shall be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of the other party hereto (and for purposes of this provision the "other party hereto" shall be: (i) FCNH, for any Indemnified Person or Indemnifying Person who is a Heller Indemnified Person, and (ii) NHTC, for any Indemnified Person or Indemnifying Person who is an NHTC Indemnified Person), which consent shall not be unreasonably withheld.

         SECTION 6.05. Survival of Provisions. All representations and warranties contained herein or made pursuant to this Agreement shall survive the Closing for a period of one (1) year after the Closing Date except that the representations and warranties contained in or made pursuant to Sections 2.02(f), (g) and (h) shall survive the Closing for so long as any claim may be made in respect of the matters described therein under any applicable statute of limitations. All covenants and agreements of the parties contained in or made pursuant to this Agreement and required to be performed prior to the Closing Date shall survive the Closing for a period of one (1) year. All other covenants and agreements contained in or made pursuant to this Agreement (including
Section 6.01 and 6.02) shall survive the Closing for so long as any claim may be made in respect of such matters under any applicable statute of limitations.

         SECTION 6.06. No Punitive Damages. Notwithstanding anything to the contrary set forth in this Agreement, no party hereto shall have any liability to any other party hereto, any NHTC Indemnified Person or any Heller Indemnified Persons for any punitive, consequential or special damages by virtue of any breach of any representation, warranty, covenant or agreement in or pursuant to this Agreement, any Subject Document or any other agreement, document or instrument executed and delivered pursuant hereto or in connection herewith or the Closing; provided that the foregoing shall not be deemed to limit the obligation of any party hereunder to indemnify for Losses constituting punitive, consequential or special damages awarded to any third-party claimant.

         SECTION 6.07. Exclusive Remedy. Each party hereto agrees that the sole liability of any other party hereto for any claim with respect to the transactions contemplated under this Agreement shall be limited to indemnification under this Article VI; provided, however, that the foregoing shall not be deemed to prohibit or restrict the availability of any equitable remedies (including specific performance) in the event of any breach (or threatened breach) circumstances described in Section 7.08 (or in any provision of any other Subject NHTC Document which specifically contemplates the availability, or permits the exercise, of equitable remedies (including specific performance)).

         SECTION 6.08.     Miscellaneous.

                  (a) Notwithstanding anything to the contrary set forth in this
Article VI, no Heller Indemnified Person who was a director, officer, employee, agent or representative of NHTC or any subsidiary thereof prior to the Closing Date shall be entitled to indemnification hereunder for his or her own acts or omissions.

                  (b) If any Loss is  recoverable  under more than one clause of
Section 6.01 or 6.02, the NHTC Indemnified Persons or the Heller Indemnified Persons, as the case may be, shall be entitled to assert a claim for indemnification under either or both of such clauses, as such Person shall elect.



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



                           ARTICLE VII: MISCELLANEOUS

         SECTION 7.01. Further Actions. From time to time after the Closing Date, the parties hereto shall execute and deliver (or cause to be executed and delivered) such other and further agreements, instruments, certificates or other documents and shall take (or cause to be taken) such other and further actions, as any other party hereto may reasonably request in order to further effect and/or evidence the Purchase and Sale and other Transactions or to otherwise consummate and give effect to the covenants and agreements set forth herein.

         SECTION 7.02. Expenses. Each party hereto shall bear its own legal fees, accountants' fees, brokers, finder's and investment banking fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the Transactions; provided that the fees and expenses of FAS and FLA and Seidman shall be borne by NHTC.

         SECTION 7.03. Entire Agreement. This Agreement and the other Subject Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements, arrangements and understandings with respect thereto.

         SECTION 7.04. Descriptive Headings: References. The descriptive headings of this Agreement and other Subject Documents are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof or thereof. Article, Section and Exhibit references in this Agreement are to the referenced Articles and Sections of, and Exhibits to, this Agreement, unless the context otherwise requires.

         SECTION 7.05. Notices. Any notice or other communication which is required or permitted hereunder or under any other Subject Document shall be in writing and shall be deemed to have been delivered and received (x) on the day of (or, if not a business day, the first business day after) its having been personally delivered or telecopied to the following address or telecopy number,
(y) on the first business day after its having been sent by overnight delivery service to the following address, or (z) if sent by regular, registered or certified mail, when actually received at the following address:

         If to NHTC (at any time):

                                    c/o Global Health Alternatives, Inc.
                                    193 Middle Street, Suite 201
                                    Portland, Maine  04101
                                    Attention:  Robert C. Bruce
                                    Telecopier No. (207) 772-8493
                                    Telephone No. (207) 772-7234



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



         with a copy to:       McLaughlin & Stern, LLP
                                    260 Madison Avenue
                                    New York, N.Y. 10016
                                    Attention: Martin Licht

                                    Telecopier No. (212) 448-0066
                                    Telephone No. (212)  448-1100

         If to any Heller Party or (before the Closing) NHTC:

                                    [c/o] Natural Health Trends Corp.
                                    2001 West Sample Road
                                    Pompano Beach, Florida  33064
                                    Attention:  Neal R. Heller, Esq.
                                    Telecopier No. (954) 969-9747
                                    Telephone No. (954) 969-9771

         with a copy to:

                                    Akerman, Senterfitt & Eidson, P.A.
                                    SunTrust International Center, 28th Floor
                                    One S.E. 3rd Avenue
                                    Miami, Florida 33131-1704
                                    Attention:  Marshall R. Burack, Esq.
                                    Telecopier No. (305) 374-5095
                                    Telephone No. (305) 374-5600

Any party may by notice change the address or telecopier number to which notices or other communications to it are to be delivered, telecopied or sent.

         SECTION 7.06. Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (other than the choice of law principles thereof). Any claim, action, suit or other proceeding initiated by any party hereto against any other party hereto under or in connection with this Agreement or any other Subject Document and/or the Transactions shall exclusively be asserted, brought, prosecuted and maintained in any federal or state court located in Dade or Broward County, Florida, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and each party hereto hereby irrevocably: (i) submits to the jurisdiction of such courts, (ii) waives any and all rights to object to the laying of venue in any such court, (iii) waives any and all rights to claim that any such court may be an inconvenient forum, and (iv) agrees that service of process on it in any such action, suit or proceeding may be effected by the means by which notices may be given to it under this Agreement.

         SECTION 7.07. Assignment. This Agreement, and the respective rights and obligations of the parties hereunder, may not be assigned or delegated otherwise than by operation of law by (x)

NHTC without the prior written consent of one or more of the Heller Parties,  or
(y) any Heller Party without the prior written consent of NHTC; provided, however, FCNH may assign its rights and obligations hereunder, or issue additional shares of its common stock, to any third party, provided NHeller is retained by such party to manage the Schools Business which is being sold pursuant to this Agreement. Any purported assignment or delegation by any party hereto in violation of the foregoing shall be void ab initio; provided, however, that any or all rights of any party to receive the performance of the obligations of the other parties hereunder (but not any obligations of any party hereunder) and rights to assert claims against the other parties in respect of breaches of representations, warranties or covenants may be assigned to any entity extending credit to such party or any of its affiliates, but any assignee of such rights shall take such rights subject to any defenses, counterclaims and rights of set-off to which the non-assigning parties might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         SECTION 7.08.     Remedies.

                  (a) The parties hereto acknowledge that the remedy at law for any breach of their respective obligations to effect the Purchase and Sale is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. Each party hereto hereby waives the defense that there is an adequate remedy at law in the event of any action to enforce the provisions of this Agreement to effect the Purchase and Sale. NHTC hereby acknowledges that the Purchased Assets are unique and cannot be obtained on the open market; and the Heller Parties hereby acknowledge that 3,167,000 of the Heller Shares and other benefits to be provided to NHTC hereunder are unique and cannot be obtained on the open market. Without limiting any remedies that any party hereto may otherwise have hereunder or under applicable law in the event that any other party hereto refuses to perform its obligations under this Agreement to consummate the Purchase and Sale, such parties shall have, in addition to any other remedy at law or in equity, the right to specific performance.

                  (b) The Heller Parties hereby acknowledge that any violation or threatened violation of Section 3.06 will cause irreparable harm to NHTC and that the remedy at law for any such violation or threatened violation will be inadequate. The Heller Parties therefore agree that NHTC shall be entitled to temporary and permanent injunctive relief for any such violation or threatened violation without the necessity of proving (i) that NHTC will be irreparably injured thereby, (ii) that the remedy at law for such violation or threatened violation is inadequate or (iii) actual damages.

         SECTION 7.09. Waivers and Amendments. Any waiver of any term or condition of this Agreement, and any amendment or supplementation of this Agreement, shall be effective only: (i) if expressed in a writing executed by NHTC and the Heller Parties, (ii) in the case of an amendment, if authorized and approved by the respective Boards of Directors of NHTC and FCNH, and (iii) in the case of an amendment that would (x) change the amount or kind of shares, securities, cash, property, or rights to be received by NHTC hereunder in exchange for the Purchased Assets and/or (y) change any other terms and conditions of the Transactions so as to materially and adversely affect the shareholders of NHTC (in either case, within the meaning of subsection (6) of ss.607.1202 (Sale of Assets Other than in Regular Course of Business) of the Florida Code) if approved by the shareholders of NHTC (in any manner permitted under the Florida
Code). A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         SECTION 7.10. Third Party Rights. Notwithstanding any other provision of this Agreement, and except as permitted pursuant to Section 7.07 or otherwise expressly set forth herein or therein, this Agreement and the other Subject
Documents shall not create benefits on behalf of any employee, agent or representative of any person or entity not party hereto (including, without limitation, any counsel, accountant, broker, finder, appraiser or investment banker), and this Agreement and the other Subject Documents shall be effective only as between the parties hereto, their successors and permitted assigns.

         SECTION 7.11. Illegalities. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect, and the remaining provisions of this Agreement, shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

         SECTION 7.12. Gender and Plural Terms. Words of gender or neuter may be read as masculine, feminine or neuter, as required by the context. Singular and plural forms of defined and other terms herein may be read as singular or plural, as required or permitted by the context.

         SECTION 7.13. Release of Registration Rights. The Heller Parties hereby, effective automatically and forthwith upon the Closing, and release and discharge all registration rights and preferential registration rights and granted by NHTC in respect of their shares of NHTC Common Stock, including, without limitation, those granted under that certain Registration Rights Agreement, dated as of July 23, 1997, by and among NHTC, GHA and the former stockholders of GHA listed on Schedule "A" thereto.

         SECTION 7.14. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

NHTC:                                                FCNH:

NATURAL HEALTH TRENDS CORP.                          FLORIDA COLLEGE OF NATURAL
                                  HEALTH, INC.


By:                                                  By:
         Name:                                                Name:
         Title:                                               Title:


NHeller:                                             EHeller:



NEAL R. HELLER                                       ELIZABETH S. HELLER



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